UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1/A
Amendment #1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EGPI FIRECREEK, INC.
(Exact Name of Small Business Issuer in its Charter)

NEVADA		8-0345961
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

3400 Peachtree Road, Suite 111
Atlanta, Georgia 30326
 (404) 421-1844
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

3400 Peachtree Road, Suite 111
Atlanta, Georgia 30326
 (404) 421-1844
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

VINCENT & REES, L.C.
175 S. Main St
Suite 1530
Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	909,090,909	(4)	$.033	$30,000,000	$2,139
Common Stock, $0.001 par value	7,000,000	(5)	$.033	$350,000	$24.96
Common Stock, $0.001 issuable on conversion of callable secured convertible notes	2,000,000	(6)	$.06	$120,000	$8.56

Total	918,090,909		$.033	$30,470,000	$2,172.52

 (1) The shares of our Common Stock being registered hereunder are being registered for (i) resale by the selling stockholders named in the prospectus and (ii) issuance to Kodiak Capital Group, LLC in accordance with the terms of a line of credit being provided to the Company..  The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon the conversion of the callable secured convertible notes.  For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Calculated pursuant to 457 (g). The fee is calculated upon the basis of the price at which the warrants or rights may be exercised and as they may be exercisable over a period of time at progressively higher prices, the fee has been calculated on the basis of the highest price at which they may be exercised.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(4) Represents shares of our common stock issuable under an equity line of credit.  Should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will file a new registration statement to cover the resale of such additional shares should that become necessary. In accordance with Rule 415, the number of shares being registered pursuant to the equity line of credit agreement with Kodiak Capital Group, LLC is 660,000,000. All funds will be transmitted to EGPI Firecreek, Inc., not an escrow agent.

(5) Represents shares of our common stock issuable to shareholders and advisors, and or their nominees in accordance with Agreements: 2,000,000 shares of common stock are issued to Don Tyner and Nancy Tyner JTWROS (DNTYNER); 3,900,000 shares of common stock issued to Steven Antebi (“Antebi”), 600,000 shares of common stock issued to THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE (“ACIAOT”), and 500,000 to Jesup & Lamont Securities Corp. (“J&L”).

(6) Represents shares of our Common Stock issuable upon the conversion of callable secured promissory notes with mandatory registration rights held by St. George Investments, LLC.  The Conversion Price of the notes shall be determined by dividing (a) the Conversion Amount by (b) seventy five percent (75%) of the lower of (i) $0.08 per share, or (ii) the average volume-weighted average price (the “VWAP”) for the three business days with the lowest average VWAP of the twenty trading days immediately preceding the date set forth in a Conversion Notice (the lower of the foregoing, the Conversion Price”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

This Amendment #1 is being filed to include language delaying the effective date of this registration statement.

This Amendment #1 is being filed to include exhibits inadvertently not included in the S-1 filing dated February 18, 2010 and to include the 2007 and 2008 year-end financial statements into the S-1 filing dated February 18, 2010.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2010

EGPI FIRECREEK, INC.

918,090,909 Shares

Common Stock

This prospectus relates to the resale of up to 918,090,909 shares of our Common Stock, par value $0.001 per share (“Common Stock”) of which: (i) 660,000,000 shares are issuable to Kodiak Capital Group, LLC (“Kodiak”); (ii) 2,000,000 shares of common stock are issued to Don Tyner and Nancy Tyner JTWROS (“DNTYNER”); (iii) 500,000 shares of common stock issued to Steven Antebi (“Antebi”) and 3,400,000 shares issued to Antebi or Galileo Partners LLC (”Antebi’s Nominee”); (iv) 600,000 shares of common stock issued to THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE (“ACIAOT”) also (“Antebi’s Nominee”); (v) 2,000,000 shares of common stock issuable to St. George Investments LLC (“St. George”); (DNTYNER, Antebi, ACIAOT, and St. George are referred to collectively as “Selling Securityholders”). The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “EFIR.” On January 15, 2010, the closing price as reported was $0.033.

The Selling Securityholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.  We agree to pay the expenses of registering the foregoing shares of our Common Stock.

Pursuant to registration rights granted by us to certain of the selling stockholders, we are obligated to register the shares acquired by them.  The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will receive none of the proceeds from the sale of shares by the selling stockholders.  The selling stockholders identified in this prospectus will receive the proceeds from any sale of their shares.

Upon the effective date of this registration statement, Kodiak will commit to purchase up to $30,000,000 worth of the Company’s common stock over the course of thirty-six (36) months (the “Line”).  The Company will be entitled to put to Kodiak such number of shares of Common Stock as equals either (i) $250,000 or (2) 200% of the averaged daily volume (U.S. market only) multiplied by the closing price on the date that Kodiak receives notice of the Company’s request to draw down on the Line (the “Put Date”).

The offering price of the securities relative to Kodiak will equal 95% of the volume average weighted price of the securities during the three consecutive trading days immediately after the Put Date. There will be no underwriters discounts or commissions, so the Company will receive all of the proceeds of the sale(s) by Kodiak.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

EGPI FIRECREEK, INC. IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

The Date of This Prospectus is: February 11, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4

RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS	12
DIVIDEND POLICY
MARKET FOR OUR COMMON STOCK	23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	36
BUSINESS
MANAGEMENT
EXECUTIVE COMPENSATION	42
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	45
CHANGE IN ACCOUNTANTS	[]
PLAN OF DISTRIBUTION	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus.  We have not authorized anyone to give any information or make any representation about this offering that differs from, or adds to, the information in this prospectus or in its documents that are publicly filed with the SEC.  Therefore, if anyone does give you different or additional information, you should not rely on it.  The delivery of this prospectus does not mean that there have not been any changes in our condition since the date of this prospectus.  If you are in a jurisdiction where it is unlawful to offer the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this prospectus does not extend to you.  This prospectus speaks only as of its date except where it indicates that another date applies.

Market data and certain industry forecasts used in this prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified this information, and we do not make any representation as to the accuracy of such information.

I

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

ABOUT OUR COMPANY

EGPI Firecreek Inc. was formerly known as Energy Producers, Inc., an oil and gas production company focusing on the recovery and development of oil and natural gas. The Company focused on oil and gas activities for development of interests held that were acquired in Texas and Wyoming for the production of oil and natural gas through December 2, 2008.

In its 2005 fiscal year, the Company initiated a program to review domestic oil and gas prospects and targets.  As a result, EGPI acquired non-operating oil and gas interests in a project titled Ten Mile Draw (“TMD”) located in Sweetwater County, Wyoming USA for the development and production of natural gas. In July, 2007, the Company acquired and began production of oil at the 2,000 plus acre Fant Ranch Unit in Knox County, Texas. This was followed by the acquisition and commencement of oil and gas production at the J.B. Tubb Leasehold Estate located in the Amoco Crawar Field in Ward County, Texas in March, 2008. Throughout 2008, the Company sought to continue expansion and growth for oil and gas development in its core projects. This strategy was centered on rehabilitation and production enhancement techniques, utilizing modern management and technology applications in upgrading certain proven reserves. The Company successfully increased production and revenues derived from its properties and in late 2008, the Company was able to retire over 90% of its debt through the disposition of those improved properties.

In early 2009, based on the economic downturn, struggling financial markets and the implementation of the federal stimulus package for infrastructure projects, the Company embarked on a transition from an emphasis on the oil and gas focused business to that of an acquisition strategy focused on the transportation industry serving federal DOT and state/local DOT agencies. In addition, the acquisition targets being reviewed by the Company also have a presence in the telecommunications and general construction industries. The acquisition strategy focused on vertically integrating manufacturing entities, distributors and construction groups. In May 2009, the Company acquired M3 Lighting Inc. (M3) as the flagship subsidiary with additional management team to begin this process, and on November 4, 2009, the Company acquired all of the capital stock of South Atlantic Traffic Corporation, a Florida corporation, which distributes a variety of products geared primarily towards the transportation industry.

Through 2009 we continued to limit and wind down the pursuit of oil and gas projects overseas in Central Asian and European countries. However, in late 2009 and in 2010, the Company began pursuing a reentry to the oil and gas industry. The Company is currently a party to an agreement to acquire an entity that owns approximately 2,100 miles of a pipeline system initially used as a crude oil transportation system by Koch Industries and, on December 22, 2009, the Company, through its wholly-owned subsidiary, Energy Producers, Inc., acquired a 50% working interest and corresponding 32% revenue interest in certain oil and gas leases, reserves and equipment.

The Company has been making presentations to asset-based lenders and other financial institutions for the purpose of (i) expanding and supporting our growth potential by development of its new line of operations for M3, or acquisitions by the Company that are vertically related to M3,and (ii) building new infrastructure for its oil and gas operations in 2009and 2010. The Company’s goal is to rebuild our revenue base and cash flow; however, the Company makes no guarantees and can provide no assurances that it will be successful in these endeavors.

THE OFFERING

Shares of common stock offered to Kodiak Capital Group, LLC (“Kodiak”)	909,090,909

Shares of common stock which may be sold by the selling shareholders. None of the proceeds are to be utilized by the Company.	A total of 9,000,000 shares of our common stock consisting of:
☐
2,000,000 shares of common stock are issued to Don Tyner and Nancy Tyner JTWROS (DNTYNER), and 500,000 shares of common stock issued to Steven Antebi (“Antebi”)  pursuant to an Agreement to acquire Sierra Pipeline, LLC.

☐
 3,400,000 shares issued to GalileoPartners LLC (“Antebi’s nominee”); 600,000 shares of common stock issued to THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE (“ACIAOT”), also (Antebi’s Nominee) in behalf of an Advisory Agreement consideration; 500,000 to Jesup & Lamont Securities Corp. in behalf of a financing Engagement Agreement (“J&L”).

☐ 2,000,000 shares of our Common Stock issuable upon the conversion of callable secured promissory notes with mandatory registration rights held by St. George Investments, LLC (St. George).

Use of proceeds
We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholders We will receive proceeds from the sale of shares to Kodiak.  Upon the effective date of this registration statement, Kodiak will commit to purchase up to $30,000,000 worth of the Company’s common stock over the course of thirty-six (36) months (the “Line”).  The Company will be entitled to put to Kodiak such number of shares of Common Stock as equals either (i) $250,000 or (2) 200% of the average daily volume (U.S. market only) multiplied by the closing price on the date that Kodiak receives notice of the Company’s request to draw down on the Line (the “Put Date”). The offering price of the securities to Kodiak will equal 95% of the volume average weighted price of the securities during the three consecutive trading days immediately after the Put Date. There will be no underwriters discounts or commissions, so the Company will receive all of the proceeds of the sale(s) by Kodiak.

Risk factors
The purchase of our common stock involves a high degree of risk.  You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

OTC Bulletin Board market symbol	EFIR.OB

(1)	These shares represent 92% of our currently outstanding shares of common stock based on 74,666,369 shares of common stock outstanding as of February 11, 2010.

 RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

We incurred historical losses and have a working capital deficit. As a result, we may not be able to generate profits, support our operations, or establish a return on invested capital.

We had a net loss on continuing operations in the fiscal year ended December 31, 2008 of $578,717 and a net loss on continuing operation in fiscal year ended December 31, 2007 of $359,182. We incurred a net income in fiscal year ended December 31, 2008 of $3,264,439 and a net loss in fiscal year ended December 31, 2007 of $1,474,050. As of December 31, 2008, we had a working capital deficit of $594,702. In addition, we expect to increase our infrastructure and operating expenses to fund our anticipated growth. As a result, we may not be able to generate profits in 2009 or thereafter and may not be able to support our operations or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

We Expect Our Operating Losses To Continue

The Company expects to incur increased operating expenses during fiscal year 2009 and 2010. The amount of net losses and the time required for the Company to reach and sustain profitability are uncertain. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with a new business, including, but not limited to, uncertainty as to development and acquisitions and the time required for the Company’s planned production to become available in the marketplace. There can be no assurance that the Company will ever generate increased product revenue or achieve profitability at all or on any substantial basis.

Our Level Of Indebtedness May Affect Our Business.

Our level of indebtedness could have important consequences for our operations, including:

We may need to use a large portion of our cash flow to repay principal and pay interest on our current and anticipated debt, which will reduce the amount of funds available to finance our operations and other business activities;

Our debt level may make us vulnerable to economic downturns and adverse developments in our businesses and markets; and

Our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital expenditures in the future or implement our business strategy.

We expect to obtain the funds to pay our expenses and to pay principal and interest on our debt by utilizing cash flow from operations. Our ability to meet these payment obligations will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow from operations will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If cash flow from operations is insufficient, we may be required to refinance all or part of our existing debt, sell assets, and borrow more money or issue additional equity.

We have a limited amount of cash and are likely to require additional capital to continue our operations.

We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan; There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

Production Risks

All of the Company’s current and proposed oil and gas activities would be subject to the risks normally incident to the exploration for, and development and production of, natural gas and crude oil. These include, but are not limited to, blowouts, cratering and fires, each of which could result in damage to life and property. In accordance with customary industry practices, the Company plans to maintain future insurance for its proposed operations against some, but not all, of the risks. Losses and liabilities arising from such events could reduce revenues and increase costs to the Company to the extent not covered by insurance.

Risks And Uncertainties Can Impact Our Growth

There are several risks and uncertainties, including those relating to the Company’s ability to raise money and grow its business and potential difficulties in integrating new acquisitions. These risks and uncertainties can materially affect the results predicted. Other risks include the Company’s limited operating history, the limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in federal or state laws and conditions of equity markets.

The Company’s future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors include but are not limited to fluctuating market demand for our services, and general economic conditions.

Failure to Close Acquisition Opportunities

The Company would need to identify, locate, or address replacing current potential acquisitions or strategic alliances with new prospects or initiate other existing available projects that may have been planned for later stages of growth and the Company may therefore not be ready to activate. This process can place a strain on the Company. New acquisitions, business opportunities, and alliances, take time for review, analysis, inspections and negotiations. The time taken in the review activities is an unknown factor, including the business structuring of the project and related specific due diligence factors.

Governmental Regulation

Effect of Probable Governmental Regulation on the Business Domestically and in Foreign Countries

As we expand our efforts to develop our business, we will have to remain attentive to relevant federal and state regulations. We intend to comply fully with all laws and regulations, and the constraints of federal and state restrictions could impact the success of our efforts.

Our new business operations and services may become established in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. New legislation or the application of laws and regulations from jurisdictions in this area could have a detrimental effect upon our business. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition, or results of operation.

At this time no regulatory or additional regulatory approvals are necessary and, to the best knowledge of the officers, we have complied with all laws, rules and regulations.

Cost And Effects Of Compliance With Environmental Laws

Our business will be subject to regulation under the state and federal laws regarding environmental protection and hazardous substances control with respect to its current and future oil and gas operations. We are unaware of any bills currently pending in Congress that could change the application of such laws so that they would affect us.

Risk Factors Affecting Our Future Results Of Operations For The Company

Due to the Company’s limited operating history, it is difficult to predict future revenues accurately. This may result in one or more future quarters where the Company’s financial results may fall below the expectation of management and investors. However firmly management may believe in its prospects, the Company could fail. Operating results may vary, depending upon a number of factors, many of which are outside the Company’s control. Material factors expected to impact the Company’s operating results include, legal costs associated with registration of capital stock and options and other filing requirements, expansion activities, increased interest and expenses for borrowings and possible hiring of additional full time employees. Every investor should evaluate the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stage of development. The past performance of the Company cannot be used to predict the future performance.

Lack of Experience

Certain of our management may only devote a small percentage of their time to Company business. This lack of specific training, a full-time schedule (in some cases) and experience (i) in the industries we are entering through our acquisition strategy and (ii) with respect to our reintegration into the  heavily regulated oil and gas sector will probably cause management to miss opportunities that more experienced managers would recognize and take advantage of. Management’s decisions and choices may not be well thought out and operations and earnings and ultimate financial success may suffer irreparable harm. Additionally, these individuals have not previously worked together. If senior executives and managers are unable to work effectively as a team, business operations could be considerably disrupted.

Oil And Gas Prices Fluctuate Widely, And Low Prices For An Extended Period Of Time Are Likely To Have A Material Adverse Impact On Our Business

Our revenues and operating results in the oil and gas sector depend substantially on prevailing prices for natural gas and, to a lesser extent, oil. Declines in oil and natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

Prices for oil and natural gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

•	The domestic and foreign supply of oil and natural gas.

•	The level of consumer product demand.

•	Weather conditions.

•	Political conditions in oil producing regions, including the Middle East.

•	The ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls.

•	The price of foreign imports.

•	Actions of governmental authorities.

•	Domestic and foreign governmental regulations.

•	The price, availability and acceptance of alternative fuels.

•	Overall economic conditions.

These factors make it impossible to predict with any certainty the future prices of oil and gas.

Drilling natural gas and oil wells is a high-risk activity.

Our growth is materially dependent upon the success of our drilling program. Drilling for natural gas and oil involves numerous risks, including the risk that no commercially productive natural gas or oil reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including:

•         unexpected drilling conditions, pressure or irregularities in formations;

•         equipment failures or accidents;

•         adverse weather conditions;

•         compliance with governmental requirements; and

•         shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

Our future drilling activities may not be successful and, if unsuccessful, such failure will have an adverse affect on our future results of operations and financial condition. Our overall drilling success rate or our drilling success rate for activity within a particular geographic area may decline. We may ultimately not be able to lease or drill identified or budgeted prospects within our expected time frame, or at all. We may not be able to lease or drill a particular prospect because, in some cases, we identify a prospect or drilling location before seeking an option or lease rights in the prospect or location. Similarly, our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted wells will be dependent on a number of factors, including:

•	the results of exploration efforts and the acquisition, review and analysis of the seismic data

•	the availability of sufficient capital resources to us and the other participants for the drilling of the prospects

•	the approval of the prospects by other participants after additional data has been compiled

•	economic and industry conditions at the time of drilling, including prevailing and anticipated prices for natural gas and oil and the availability of drilling rigs and crews

•	our financial resources and results; and

•	the availability of leases and permits on reasonable terms for the prospects.

These projects may not be successfully developed and the wells, if drilled, may not encounter reservoirs of commercially productive natural gas or oil.

Reserve estimates depend on many assumptions that may prove to be inaccurate. Any material inaccuracies in our reserve estimates or underlying assumptions could cause the quantities and net present value of our reserves to be overstated.

 Reserve engineering is a subjective process of estimating underground accumulations of natural gas and crude oil that cannot be measured in an exact manner. The process of estimating quantities of proved reserves is complex and inherently uncertain, and the reserve data included in this document are only estimates. The process relies on interpretations of available geologic, geophysic, engineering and production data. As a result, estimates of different engineers may vary. In addition, the extent, quality and reliability of this technical data can vary. The differences in the reserve estimation process are substantially due to the geological conditions in which the wells are drilled. The process also requires certain economic assumptions, some of which are mandated by the Securities and Exchange Commission, such as natural gas and oil prices. Additional assumptions include drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

•	the quality and quantity of available data;

•	the interpretation of that data;

•	the accuracy of various mandated economic assumptions; and

•	the judgment of the persons preparing the estimate.

Results of drilling, testing and production subsequent to the date of an estimate may justify revising the original estimate. Accordingly, initial reserve estimates often vary from the quantities of natural gas and crude oil that are ultimately recovered, and such variances may be material. Any significant variance could reduce the estimated quantities and present value of our reserves.

Our future performance depends on our ability to find or acquire additional natural gas and oil reserves that are economically recoverable.

In general, the production rate of natural gas and oil properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Unless we successfully replace the reserves that we produce, our reserves will decline, eventually resulting in a decrease in natural gas and oil production and lower revenues and cash flow from operations. Our future natural gas and oil production is, therefore, highly dependent on our level of success in finding or acquiring additional reserves. We may not be able to replace reserves through our exploration, development and exploitation activities or by acquiring properties at acceptable costs. Low natural gas and oil prices may further limit the kinds of reserves that we can develop economically. Lower prices also decrease our cash flow and may cause us to decrease capital expenditures.

Exploration, development and exploitation activities involve numerous risks that may result in dry holes, the failure to produce natural gas and oil in commercial quantities and the inability to produce discovered reserves fully. We are continually identifying and evaluating opportunities to acquire natural gas and oil properties. We may not be able to consummate any acquisition successfully, to acquire producing natural gas and oil properties that contain economically recoverable reserves, or to integrate the properties into our operations profitably.

Seasonality

Demand for natural gas has historically been seasonal, with peak demand and typically higher prices occurring during the colder winter months.

Regulation of Oil and Natural Gas Exploration and Production

Exploration and production operations are subject to various types of regulation at the federal, state and local levels. This regulation includes requiring permits to drill wells, maintaining bonding requirements to drill or operate wells, and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties on which wells are drilled, and the plugging and abandoning of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units, the density of wells that may be drilled in a given field and the unitization or pooling of oil and natural gas properties. Some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibiting the venting or flaring of natural gas and impose certain requirements regarding the ratability of production. The effect of these regulations is to limit the amounts of oil and natural gas we can produce from our wells, and to limit the number of wells or the locations where we can drill. Because these statutes, rules and regulations undergo constant review and often are amended, expanded and reinterpreted, we are unable to predict the future cost or impact of regulatory compliance. The regulatory burden on the oil and gas industry increases the cost of doing business and, consequently, affects profitability. We do not believe, however, that we are affected differently by these regulations than others in the industry.

We have limited control over the activities on properties we do not operate.

Other companies operate some of the properties in which we have an interest. We have limited ability to influence or control the operation or future development of these non-operated properties or the amount of capital expenditures that we are required to fund with respect to them. The failure of an operator of our wells to  perform operations adequately, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interest could reduce our production and revenues. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence or control the operation and future development of these properties could materially adversely affect the realization of our targeted returns on capital in drilling or acquisition activities and lead to unexpected future costs.

Requirement For Additional Capital

The Company believes that additional debt or equity financing will be necessary to develop its planned activities through the next twelve to twenty four months. However, no assurance can be given that all or a significant portion of any debt or equity financing will be consummated, or that any changes in the Company’s operations and expansion plans would not consume available resources more rapidly than anticipated. The Company will need substantial funding to support the long-term expansion, development, and marketing of its business and subsidiary operations.

To the extent that the Company’s capital resources, including the proceeds of any offering, are insufficient to meet current or planned requirements, the Company will continue to seek additional funds through equity or debt financing, collaborative, or other arrangements with corporate partners, and from other sources, which may have the effect of diluting the holdings of existing shareholders. Other than the financing with Kodiak, which is dependent on this registration statement becoming effective, and elsewhere listed in this prospectus, the Company has no effective or approved current arrangement with respect to such additional financing that is either secured or finalized at this time. Even though the Company has other prospects for general or project financing, the outcome may change, be delayed, or may not be conclusive, therefore financing is not assured or guaranteed. Financing to be potentially obtained from prospects is not assured or guaranteed until actually consummated and financing actually provided.

Need For Expansion

The Company expects expansion will be required to address potential growth. This need for expansion will continue to place a significant strain on the management and financial resources of the Company. Failure to manage growth could disrupt the operations and ultimately prevent the Company from generating expected revenues. The Company’s business strategy includes entering into business partnerships and may include acquiring future businesses, such as, existing production or products, technology and acquisitions related to lighting or other products. Other areas of future operations may include real estate, land and commercial development, technology and facilities, and fuel cell technology. The Company may be unable to complete suitable business partnerships and acquisitions on commercially reasonable terms, if at all. Competition could impair the Company’s ability to pursue these aspects successfully of this business strategy.

Business partnerships or acquisitions could disrupt ongoing business, distract management and employees and increase expenses. If the Company makes an acquisition, it could face difficulties assimilating that company’s personnel and operations. Key personnel of the acquired company may decide not to work for the Company. Acquisition of additional services or technologies also involves risk of incompatibility and lack of integration into existing operations. If the Company finances the acquisitions by issuing equity securities, this could dilute existing stockholders positions. Additionally, funding instruments may have rights, preferences or privileges senior to, or more favorably than, those of the Company’s stockholders.

Limited Financial Data

As a result of its limited operating history, the Company has limited historical financial data upon which to forecast revenues and results of operation. The actual effect of these factors on the price of stock will be difficult to assess. Results of operation may fall well below the expectations of securities analysts and investors, and the trading price of the Company’s common stock may drop.

Estimating Inaccuracies

There are numerous uncertainties inherent in estimating quantities of proven reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. Reserve engineering is a subjective process of estimating underground accumulations of crude oil, condensate and natural gas liquids that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the amount and quality of data and of engineering and geological interpretation. Estimates by different engineers may vary. Results of drilling, testing and production after the date of an estimate may justify revision of such estimates. Reserve estimates are often different from the quantities ultimately recovered including the continual possibility of failure to find oil or gas and the drilling of a dry hole, and concentrations of oil in unexpected differing amounts on certain holes or targets drilled.

Key Officers Management Services Were Provided By Outside Consulting Firms, And Individuals Contributing Additional Key Officers Management Services, During Fiscal Year Ended December 31, 2009and continuing on into 2010.

Key management services were provided by outside consulting firms owned by key Officers and/or current Directors, , or through other outside arrangements Such Officers and Directors include Dennis R. Alexander, Chairman, CEO and CFO, Melvena Alexander, Co-Treasurer, Secretary and Comptroller, David H. Ray, Executive Vice President, Director, and Treasurer, Brandon D. Ray, Executive Vice President of Finance and Director. Other key services were provided by two or more, Executive Officers, Directors, consultants and advisors, and various subcontractors, which managed the business of the Company.  These include one or more of the following named Officers or Directors, namely, Larry W. Trapp, Executive Vice President, and Director, Mike Trapp, Director, and as of May 21, 2009, Michael Kocan, President and Director, Robert Miller, Executive Vice President and Director. Accordingly, the loss of the services of any key individual or other person or individual filling a key role from time to time could have an effect on the development of the Company’s business. The Company may hire future employees and additional employees not provided through outside consulting firms, and depend on their services, the loss of which may affect the development of the Company’s business and could adversely affect the conduct of our business. The Company has not applied for key-man life insurance and the Company has not obtained insurance covering the possibility that any of its key officers and management personnel might become disabled or otherwise unable to render services to the Company. The success of the Company is also dependent upon its ability to attract, contract with and retain highly qualified technical, managerial and marketing personnel. The Company faces competition for such personnel from other companies, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be able to recruit and retain such personnel.

Officers And Directors Beneficially Own And Represent Approximately 32.45 % Of the Company’s Issued and Outstanding Common Stock And Have Additional Votes and Voting Power

The executive officers and directors of the Company currently beneficially own and represent approximately 32.45% of our outstanding common stock, along with additional votes and voting power through issuance of 5,000 shares of the EGPI Series C Preferred Stock.  As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Penny Stock As A Risk

Definition And Rule Reference: The Securities and Exchange Commission has adopted Rule 3a51-1 of General Rules and Regulations, Promulgated under the Securities and Exchange Act of 1934, which established the definition of a “penny stock”, for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that broker or dealer approve a person’s account for transactions in penny stocks; and, (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

Future sales of our Shares of Common Stocks in the public market could lower our share price.

We may sell additional Shares of Common Stock in subsequent offerings. We may also issue additional Shares of Common Stock to finance future acquisitions, including acquisitions larger than those we have done in the past. We cannot predict the size of future issuances of our Shares of Common Stock or the effect, if any, that future issuances and sales of our Shares of Common Stock will have on the market price of our Shares of Common Stock. Sales of substantial amounts of Shares of Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our Shares of Common Stock.

Obligations And Contingencies

The Company is liable for future restoration and abandonment costs associated with oil and gas properties owned or newly acquired by the Company. These costs include future site restoration and plugging costs of wells. The cost of future abandonment of producing wells has not been determined the date of this report. Management believes that these costs will not have a material adverse effect upon its financial position or results of operations.

Other

The Company’s corporate parent operations during fiscal year ended 2008 did not retain any employees. Individual consulting firms owned by two key officers/directors along with three additional key officers/directors contributing time and effort managed the day-to-day operations of our Company. We have accounting consultants, legal consultants, oil and gas technical team consultants and engineers available for project purposes on a part time basis; one advisor assists us with project evaluations and business development, information and research, technical writing and presentation. The Company will consider full time employees upon sufficient capitalization and cash flow which may include accounting systems and data processing coordinator, oil and gas staff analyst and coordinator, financing officer; assistant to executive officers, and other. Future performance will be substantially dependent on the continued services of management and the ability to retain and motivate them. The loss of the services of any officers or senior managers could affect activities of our business and its operations until additional personnel can be retained and trained to perform some of the management tasks. At the present time the Company does not have long-term employment agreements with any key personnel and does not maintain any life insurance policies.

USE OF PROCEEDS

We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. The Company anticipates the proceeds received from any “Puts” tendered to Kodiak under the Equity Line of Credit to be used, roughly, as follows: 15% for working capital, 42.5% for acquisitions in the lighting industry and 42.5% for acquisition in the oil and gas industry.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Kodiak under the Put will equal 95% of the average weighted price of the Common Stock during the three consecutive trading days immediately after the date that Kodiak receives a Put Notice of draw down by the Company of a portion of the equity line of credit with Kodiak. To the extent that the disparity between the offering price and market price of the Common Stock is material, such disparity was determined by the Company to be fair in consideration of Kodiak establishing a line of credit to facilitate the Company’s ongoing operations.

SELLING SECURITY HOLDERS

•
The selling stockholders listed below in the table may offer and sell, from time to time, any or all of the shares of common stock covered by this prospectus. The following table provides, as of February 8, 2009, information regarding the beneficial ownership of our common stock held by each selling stockholder (including holders of mandatory registration rights for shares being registered), the shares that may be sold by each selling stockholder under this prospectus and the number of shares of common stock that each selling stockholder will beneficially own after this offering.

•
The information set forth in the table and related footnotes are prepared based on our transfer agent’s records as of February 8, 2010 and information provided to us by or on behalf of the selling stockholders. Applicable percentages are based on 61,060,069 shares of common stock outstanding as of February 8, 2010, adjusted as required by the rules promulgated by the SEC. Because the selling stockholders may dispose of all, none or some portion of the shares, no estimate can be given as to the number of shares that will be beneficially owned by the selling stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional shares during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 after the date on which the information in the table is presented.

•	We may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares that may be resold.

Selling Stockholder	Shares Beneficially Owned Before Offering (1)	Shares Being Offered	Shares to be Beneficially Owned After Offering	Percentage to be Beneficially Owned After Offering
Don Tyner and Nancy Tyner JTWROS (DNTYNER) (2)	2,000,000	2,000,000	200,000	*

Steven Antebi (Antebi) (2)	500,000	500,000	200,000	*

GalileoPartners LLC(Antebi’s Nominee) (3)	3,400,000	3,400,000	200,000	*

THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE (Antebi’s Nominee) or (ACIAOT) (3)(5)	600,000	600,000	200,000	*

St. George Investments, LLC (St. George) (4)	2,000,000	2,000,000	366,667	*

Jesup & Lamont Securities Corp.(J&L) (6)	500,000	500,000	10,000	*

* Less than 1%.

(1)
Except as otherwise indicated in the footnotes to this table, the number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2)
Pursuant to an Agreement to acquire Sierra Pipeline, LLC dated December 18, 2009. The Agreement calls for best efforts registration for 2,500,000 shares of which 2,000,000 shares were issued to Don Tyner and Nancy Tyner JTWROS, and 500,000 shares to Steven Antebi. Don and Nancy Tyner, JWTROS, current shareholders of the Company, have not had previous business relationship with the Company and neither are an officer, or director, or affiliate within the past three years or presently. Mr. Antebi is an advisor of the Company and a shareholder, and is not a Director or Officer or Affiliate of the Company. Mr. Antebi has had previous business dealings with the Company see note (5) below.

(3)
Pursuant to an Advisory Agreement with Steven Antebi or Nominee effective as of December 18, 2009. The Agreement calls for the best efforts registration of 4,000,000 per the directive of Steven Antebi. The agreement secured the consults services in overall strategic planning, business opportunities and related services. Mr. Antebi is an advisor of the Company and a shareholder, and is not a Director or Officer or Affiliate of the Company. Mr. Antebi has had previous business dealings with the Company see note (5) below.

(4)
On January 15, 2010, 2,000,000 shares of our Common Stock are issuable according to a Registration Rights Agreement, and further in behalf of a conversion of callable secured promissory notes having the mandatory registration rights held by St. George Investments, LLC.  The Conversion Price of the notes shall be determined by dividing (a) the Conversion Amount by (b) seventy five percent (75%) of the lower of (i) $0.08 per share, or (ii) the average volume-weighted average price (the “VWAP”) for the three business days with the lowest average VWAP of the twenty trading days immediately preceding the date set forth in a Conversion Notice (the lower of the foregoing, the Conversion Price”).

(5)
Steven Antebi and or Nominee, one or more, have had previous relationship with the Company via a Consulting and Advisory Agreement effective as of December 7, 2006. Further information can be found in a Current Report filed with the SEC on December 12, 2006. Steven Antebi provided other Business Consulting and advisory services, and was not then an affiliate, director, or officer of the Company.

(6)
Pursuant to an Engagement Agreement with respect to the retention of Jesup & lamont Securities Corp. ("Jesup"), a registered broker/dealer as placement agent and financial advisor to EGPI Firecreek, lnc . (the "Company") in connection with a $6,000,000 acquisition financing and up to a $1,500,000 accounts receivable credit line (the "Placement").

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their donees, pledgees, transferees, assignees and other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

☐	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

☐	an exchange distribution in accordance with the rules of the applicable exchange;

☐	privately negotiated transactions;

☐	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

☐	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

☐	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

☐	a combination of any such methods of sale; or

☐	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by any selling stockholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be considered “underwriters” within the meaning of Section 2(11) of the Securities Act.  In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Certain of the selling stockholders have advised us that it or its affiliates are a registered broker-dealer. Each selling stockholder has advised us that (i) it acquired our common stock in the ordinary course of business and (ii) at the time of the purchase of our common stock, it did not have any agreement or understanding, directly or indirectly, to distribute the shares of common stock offered hereunder.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than this prospectus  There is no underwriter or coordinating broker-dealer acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under the terms of the St. George mandatory registration rights agreement entered into, we agreed to keep the registration statement effective until the earlier of (i) the date on which all of those shares of common stock may be resold without registration under the Securities Act without regard to any volume limitations under Rule 144 under the Securities Act or (ii) the date on which all of those shares of common stock have been resold pursuant to the registration statement or Rule 144 under the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.  As of the date of this prospectus, we have not filed for registration or qualification in any state.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The securities subject to this registration statement are shares of Common Stock of the Company with a par value of $0.001.  The holders of Common Stock are entitled to one vote per share on all matters upon which holders of shares of Common Stock are entitled to vote.  The holders of the Company’s Common Stock are not entitled to any dividend rights, conversion rights, redemption provisions, liquidation rights, preemptive rights or other special rights relating to the Common Stock.  The Series A and Series B Preferred Stock are entitled to liquidation preferences above the Common Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.  The holders of the Series A Preferred Stock, when and if dividends are declared by the Company's Board of Directors, entitled to an amount in cash equal to the stated value for each share of Series A Preferred Stock along with imputed accrued preferential dividends in the amount of $0.10 per share per annum.  The holders of the Series B Preferred Stock are entitled to the stated value for each share of Series B Preferred Stock, but is not entitled to dividends.  The holders of Series C Preferred Stock are not, presently, entitled to any liquidation preferences, but the Company’s board of directors may establish such preferences without a shareholder vote.  The holders of the Series C Preferred Stock are entitled to 21,200 votes per share on matters to be voted on by the shareholders, including the election of directors of the Company shall have no right to convert to common or any other series of authorized shares of the Company. This gives the holders of the Series C Preferred Stock a disproportionate amount of voting power over the holders of the Common Stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Computershare Trust N.A., 350 Indiana Street, Suite 750, Golden CO 80401.

SHARES ELIGIBLE FOR FUTURE SALE

As of February 11, 2010, we had 74,666,369 shares of common stock outstanding, not including shares issuable upon notice of conversion of stock pursuant to demand registration rights or shares underlying options or warrants that are issuable upon notice of an exercise thereof. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, 24,228,077 shares are beneficially owned by executive officers, directors and affiliates (excluding shares of our common stock which may be acquired upon exercise of stock options and warrants which are currently exercisable or which become exercisable within 60 days of February 11, 2009 of which there are presently none).  The remaining 50,438,292 shares constitute our public float.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

☐	1% of the number of shares of our common stock then outstanding, which equaled 746,664 shares as of February 11, 2010, or

☐	the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.  In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel.  We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of February 11, 2010, approximately 50,438,292 shares of our common stock were available for sale by non-affiliates of ours under Rule 144.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders will be passed upon for us by our counsel, VINCENT & REES, L.C. 175 S. Main St. Suite 1530 Salt Lake City, Utah 8411.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO THE COMPANY

DESCRIPTION OF BUSINESS

General

The Company was incorporated in the state of Nevada on October 4, 1995 as Sterling Market Positions, Inc. with 10,000,000 shares of $.001 par value common stock authorized. Since then, the authorized capital stock of the Company has been increased to 1,380,000,000, of which 1,300,000,000 are shares of $.001 par value common stock, 20,000,000 are shares of $.001 par value non-voting stock and 60,000,000 are shares of $.001 par value preferred stock.

Overview

The Company historically derived most of its revenues from retail sales of oil and gas field inventory equipment, service, and supply items primarily in the southern Arkansas area, and from acquired interests owned in revenue producing oil wells, leases, and equipment located in Olney, Young County, Texas. The Company disposed of these two segments of operations in 2003. The Company acquired a marine vessel sales brokerage and charter business, International Yacht Sales Group, Ltd. of Great Britain in December 2003 later disposing of its operations in late 2005. In 2009 we disposed of our wholly owned subsidiary Firecreek Petroleum, Inc. (further information is available in our current Report on Form 8-K filed May 20, 2009). We account for or have accounted for these segments as discontinued operations in the consolidated statements of operations for the related fiscal year.

Recent Developments

 Sale/Assignment of 100% Stock of FPI Subsidiary

The Company and Firecreek Global, Inc., entered into a Stock Acquisition Agreement effective the 18th day of May, 2009 (the “FPI Agreement”), relating to the Firecreek Global, Inc.’s (“Assignee”) acquisition of all of the issued and outstanding shares of the capital stock of our then-subsidiary, Firecreek Petroleum, Inc., a Delaware corporation (“FPI”). Assignee’s acquisition of FPI stock (the “Assignment”) resulted in the removal of all of the assets and debt attributable to FPI from the Company’s books and consolidated financial statements. In addition, the Company, and Assignee executed a right of first refusal agreement attached as Exhibit to the FPI Agreement, granting to the Company the right of first refusal, for a period of two (2) years after Closing, to participate in certain overseas projects in which Assignee may have or obtain rights related to Assignors’ previous activities in certain areas of the world. For further information can be found in our current Report on Form 8-K filed on May 20, 2009.

Completion of Recent Merger Acquisition with M3 Lighting, Inc.

On May 21, 2009, EGPI Firecreek, Inc., a Nevada corporation (the “Company” or “Registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), M3 Lighting, Inc., a Nevada corporation (“M3”), and Strategic Partners Consulting, L.L.C., a Georgia limited liability company (“Strategic Partners”) executed and closed a Plan and Agreement of Triangular Merger (the “Plan of Merger”), whereby M3 merged into the Subsidiary, a wholly-owned subsidiary of the Company (the “Merger”).  M3 specializes in the areas of lighting industry sales, design, product development, and sourcing, contracting and capital markets.  M3 has a very strong presence in the U.S. and Asia. With a sales representative in China and offices in the U.S., the company can effectively monitor price competition, expediting product shipments and grow the business through sales.  The company currently imports both finished goods and sub-assemblies for domestic final assembly. M3 continues business with their established customer base in the Southeast through distribution of lighting.  Through its experience, knowledge and contacts in the lighting and DOT industry, M3 created a business plan to create a vertical rollup of acquisitions that included manufactures, distributors and contractors. This change in strategy allowed the management and key decision makers at M3 more time to focus on potential acquisitions who they had done business with for numerous years. Focusing on the Obama Infrastructure Stimulus funding that is being released for roadwork throughout the country; M3 is pursing companies that are involved in the lighting, traffic signs/signals and ITS components of the industry.  M3 is also actively pursuing federal contracts to provide lighting and contracting through our partnership with CST Federal who are a disabled veterans agency that bids government contracts.  Future acquisitions in the DOT construction industry are expected to provide a labor force for the maintenance and remediation services the Company plans on providing.  Further information can be found along with copy of the Plan of Merger attached as an exhibit to our Current Report on Form 8-K, filed with the Commission on May 27, 2009, as amended. Amendment No. 1 and No. 2 to the May 27, 2009 current Report on Form 8-K were filed on June 24 and August 4, 2009, respectively.

In accordance with the Company’s plan of Merger, we currently plan to develop two lines of business: (i) one line of business for its historical oil and gas operations now reorganized into the Company’s wholly owned subsidiary unit, Energy Producers, Inc. F/K/A Malibu Holding, Inc., and (ii) one relative to the acquisition of M3 Lighting, Inc., F/K/A Asian Ventures, Corp. which is involved in management, oversight, strategic planning, for distribution of commercial and decorative lighting to the trade, and to direct retailers.

Acquisition of SATCO

Effective as of November 4, 2009, the Company entered into a stock purchase agreement pursuant to which it acquired all of the issued and outstanding capital stock of South Atlantic Traffic Corporation, a Florida corporation (“SATCO”). In the course of this acquisition, SATCO stockholders exchanged all outstanding common shares for cash consideration, the Company’s common shares and sellers’ notes. SATCO has been in business since 2001 and has several offices throughout the Southeast United States. SATCO carries a variety of products and inventory geared primarily towards the transportation industry, which generated over $15 million in revenues for 2008. SATCO offers a comprehensive selection of transportation products ranging from loop sealant, traffic signal equipment, traffic and light poles, data/video systems and ITS surveillance systems.. SATCO works closely with DOT agencies, local traffic engineers, contractors, and consultants to customize high quality traffic control systems.

SATCO’s representatives have 120 years of collective experience distributing traffic products throughout the Southeastern U.S. The company’s success in the industry is a direct result of SATCO’s dedication to providing quality products, at competitive prices, with service after the sale. In addition, SATCO’s ongoing relationships within the traffic industry allow the company to procure and provide specialty items on an as needed basis.

SATCO has recently entered into an exclusive Distributor Agreement with a manufacturer of industrial wireless data radio modem communication networks with optional embedded GPS radio location monitoring technologies. SATCO has also entered into a distribution agreement with a company that manufactures spun concrete poles, high quality decorative outdoor lighting fixtures, fabricated metal poles, arms, and site furnishings. The additional lines will augment and align with SATCOs existing products offering of traffic and intelligent transportation products currently represented.

SATCO maximizes it efficiency in delivering quality products to valued customers by implementing various distribution strategies and capitalizing on developed relationships within the transportation industry. One of the distribution strategies implemented is SATCO’s concentration on an exclusive region – Southeastern United States. Focusing on a specific region to operate within the industry allows SATCO to maintain a smaller sales staff, consequently reducing overhead while at the same time fostering a more personalized relationship with its customers. To further reinforce SATCO’s reputation as a trusted and experienced distributor of top-quality products in the transportation industry, the management team of SATCO has pursued and executed agreements with multiple manufacturers of top-line transportation, signalization and lighting products to operate as the exclusive distributor of those products in our respective region. SATCO was able to position itself in this manner due to key relationships that SATCO’s management team has developed throughout its extensive experience within the industry. In addition, SATCO follows up with personalized customer service on each order to ensure that the needs of its customers and vendors is met.

Due to the personal nature of these business relationships between SATCO’s management team and several other businesses in the transportation industry, SATCO is able to competitively negotiate pricing with its vendors and keep costs down. At the same time, SATCO capitalizes on those same relationships with customers who value SATCO’s performance and unmatched customer service at a premium. This helps increase margins and profitability, and allows SATCO to operate at a very competitive level within the industry while constantly positioning itself for future growth.

See also additional information listed under the heading “Description of Properties” located in this prospectus, and in our Current Report on Form 8-K filed November 12, 2009, and Form 8-K Amendment No. 1, filed January 22, 2010.

Acquisition of 50% Oil and Gas Working Interests, Callahan, Stephens, and Shakelford Counties, West Central Texas

On December 22, 2009, the Company through its wholly owned subsidiary Energy Producers, Inc. entered into an Acquisition Agreement for and including an Assignment of Interests in Oil and Gas Leases (the “Assignment”), with Whitt Oil & Gas, Inc., (“Whitt”) a Texas corporation acquiring 50% working interests and corresponding 32% net revenue interests in oil and gas leases, reserves, and equipment. The acquisition closed on December 31, 2009, Pursuant to the Assignment, the Company paid to Whitt the total of two hundred twenty five thousand ($225,000) dollars for the leases, equipment, and a turnkey work program included for three wells located on the leases representing the aggregate total of 240 Acres in Shackelford, Callahan, and Stephens counties, West Central Texas. The program also includes the right but not the obligation to drill four more wells in the future. Whitt Oil and Gas, Inc. is the operator for the Company's non operated interests and has commenced with work programs to rehabilitate the three wells which began in January 2010 with the goal to restore production and be online as soon as possible. The Assignment through closing is less all credited taxes including State, County, and or other due and owing by Whitt through the oil transfer effective date of December 1, 2009 to the Company.  Operations upon the transfer effective date will be handled by an Operating Agreement between the Company and Whitt.

The rehabilitation and enhancement programs include well repairs followed by frac treatment for each well, namely the McWhorter No. 1 Well with perforations in the Bend Conglomerate Formation at 4,060 to 4,068 feet, the Young No. 3 Well to produce at 2,530 feet depth in the Palo Pinto Lime, and the Boyett Well, to produce in the Caddo Lime at approximately 3,400 feet. For additional information please see our Current Report on Form 8-K, as amended, filed on December 29, 2009 and January 6, 2009. See also additional information listed under the heading “Description of Properties” located in this prospectus.

Pending Acquisition of Sierra Pipeline, LLC

As of December 18, 2009, the Company entered into an agreement (the “Sierra Agreement”) to acquire all of the issued and outstanding membership interests of Sierra Pipeline, LLC, a Nevada limited liability Company (“Sierra”). The Company issued 2,500,000 shares of the Company’s common stock to the member of Sierra in connection with the acquisition which are to be registered on a best efforts basis and are included in this prospectus. Unless mutually agreed in writing, the agreement contemplates a March 5, 2010 closing of the transaction. A (i) $2,500,000 cash payment and (ii) 2,500,000 additional shares of the Company’s common stock (the “Closing Shares”) are due from the Company on the closing date if not earlier terminated by the Company on or before February 17, 2010, or Don Tyner on or before February 22, 2010, in accordance with a recent extension granted. The Company is obligated to use its best efforts to register the Closing Shares.  If acquired, the Company, through Sierra, will own approximately 2100 miles of a pipeline system that was initially installed and used as a crude oil transportation system by Koch Industries (the “Sierra Pipeline”).  There are no known environmental issues with the pipeline system.  The rights of way and easements associated with the asset have been recorded in each of the applicable county courthouses.

The right of way and easements associated with the Sierra Pipeline have a significant footprint and, if the Sierra Agreement closes, may create intangible value for the Company through its newly acquired subsidiary. Other known transportation companies have acquired and recompleted idle wellbores, transported gas, divested idle segments of pipeline and rights of way and divested pipelines and/or production operations.  The Company believes that, through Sierra and other acquisition targets, it may be able to execute on one or more of these business strategies.

The Company plans to utilize the pipeline assets to gather natural gas, develop gas production in adjoining areas along the pipelines, and develop other opportunities within the approximate 2,100 miles of right-of-ways.

The pipeline gathering system is located throughout Northeastern and Central Oklahoma where most of the lines are concentrated, as well as, in Southeast Kansas, and Southwestern Indiana states. The pipeline gathering system consists of pipeline ranging in size from 2” up to 12” in diameter.

According to various data and third party reports, there are currently thousands of existing well bores and/or wells adjacent to the pipeline gathering system. The wells may be candidates for transportation agreements to transport the gas to major buyers such as Williams, ONEOK, and Mustang, all of whom operate pipelines which cross the Sierra pipeline gathering system at various locations. There may also be opportunities for outright purchases of the well bores and/or wells that could potentially enhance the overall value of the pipeline gathering system. Additionally, the pipeline gathering system is located in a prime geographical area for new shallow natural gas wells to be drilled. The footprint of this pipeline offers an excellent opportunity to have transportation available for newly developed gas reserves. The area in Northeast Oklahoma near this pipeline system has been very productive of coalbed methane gas for many years. The most cost effective method of extracting these reserves has been the recompletion of older idle wellbores versus newly drilled wells. The coal seams in this area are shallow (less than 1500’) and the success rates have been excellent. Sierra has approximately 778 miles of pipe in Creek, Nowata, Tulsa, and Washington Counties in Oklahoma. Based on independent review, there are over 27,000 idle wellbores in these 4 counties. There may also be conventional gas reserves to be developed in this area as well. In addition to the potential for recompletion of idle wellbores the Company will look a segment of its operations for the development of business related to third party gas transportation. Part of the initial development work will be to identify these opportunities. Other potential Pipeline business activities will be related to divestment of idle segments of the gathering system. There should be opportunities to resell portions of the system to third parties. Another initial task on this project would be to identify other midstream companies with assets in proximity to this system. Further down the road there are potentials, once sizable cash flow is developed, to sell this project. According to information we have collected, a very similar company had only activated 430 miles of their system when they sold to a larger purchaser for $95MM and this did not include any production. The annual multiples of cash flow paid for these pipeline systems run from 6 to 10 years, normally. There are also other opportunities for another business development plan to explore farming out the production play to a larger producer once the acreage is acquired.

New policies as well as the environmental push for vehicles and businesses to run on compressed natural gas (CNG) may cause natural gas prices to increase which could in turn stimulate increases in domestic production and exploration.

Competition for natural gas supplies is based primarily on the location of gas gathering facilities and gas processing plants, operation efficiency and reliability, and the ability to obtain a satisfactory price for products recovered. Competitive factors include availability of capacity, proximity to supply and industry marketing centers, cost efficiency and reliability of service, Competitors include: other large natural gas gatherers that gather, process and market natural gas and major integrated oil companies; medium and large sized independent exploration and production companies; major interstate and intrastate pipelines; and large number of smaller gas gatherers of varying financial resources and experience.

The pipeline gathering system, we believe, is competitive and marketable with other comparable properties in the marketplace. Through research and data collected it is reasoned that a pipeline as extensive as the Sierra Pipeline would require marketing and exposure of 12 to 18 months to establish its fair value premise and its potentials.

For additional information please see our Current Report on Form 8-K, as amended, filed on December 29, 2009 and January 6, 2009..

Pending Acquisition of Southwest Signal, Inc.

As of January 15, 2010, the Company entered into an agreement to acquire all of the issued and outstanding capital stock of Southwest Signal, Inc., a Florida corporation (“SWSC”). Southwest Signal, Inc., was established in 2000 and is engaged in all facets of the United States Intelligent Transportation System / Department of Transportation Industry. The Company also provides services to leading private sector clients such as Wal-Mart, Lowes and Home Depot in addition to large private developers.  Southwest Signal, Inc. also participates in maintenance and general bids for city, county and state funded DOT projects. The corporate headquarters are located in Tampa Florida.

Services include the installation and maintenance of traffic control devices, variable message signs, and associated hardware and software for the control of these devices.  The Company also installs and maintains highway lighting and private sector lighting and security cameras along with the associated hardware and software associated with these installations.. The Audited results for the years ended December 31, 2008 and 2007 reflected Revenues of $14.3MM and $14.2 MM respectively, with EBITDA of $1.2MM for the years ended December 31, 2008 and  December 31, 2007 $1.1MM.

DESCRIPTION OF PROPERTY

On December 22, 2009, the Company through its wholly owned subsidiary Energy Producers, Inc. entered into an Agreement for the Assignment of Interests in Oil and Gas Leases (“Assignment”), with Whitt Oil & Gas, Inc., (“Whitt”) a Texas corporation acquiring 50% working interests and corresponding 32% net revenue interests in oil and gas leases, reserves, and equipment. The leases, equipment, and a turnkey work program relate to three wells located on the leases representing the aggregate total of 240 Acres in Shackelford, Callahan, and Stephens counties, West Central Texas. The program also includes the right but not the obligation to drill four more wells in the future. The acquired leases and the property to which they relate are identified below:

1.            That certain Oil, Gas and Mineral Lease dated September 17, 2007, by and between Eugene Bell, Lessor, and E & D Bell, LLC, Lessee and that certain Oil, Gas and Mineral Lease dated September 17, 2007, by and between Harold Elledge, Lessor, and E & D Bell, LLC, Lessee each covering the following two (2) parcels of land in Callahan County, Texas:

Tract I: Being 40 acres as near as is practicable in the form of a square around the LCS Production of McWhorter #1 well, , Callahan County, Texas.

Tract II: Being 40 acres as near as is practicable in the form of a square around the Ratex Energy, Inc. No. 3 Young well, , Callahan County, Texas.

2.            Those two certain Oil and Gas Leases dated December 18, 2009, by and between Juanita B. Boyett Trust, Jearl Silas Boyett, Executor, Lessor, and Whitt Oil &. Gas, Inc., Lessee,  to the extent, and to the extent only, that said lease covers all of the Southeast One-fourth (SE/4) of Section 55, B.A.L., A-2746, Stephens and Shackelford Counties, Texas.

The following wells are located on the leases identified, above:

1.            McWhorter No. Well, Texas Lease I.D. 27348, Callahan County, Texas.

2.            Young No. 3 Well, Texas Lease I.D. 26519, Callahan County, Texas.

3.            Boyett Well, Texas, API #42-417-37567, Shackelford County, Texas.

The Company attempts to maintain all of its operating wells in good working condition. Whitt Oil and Gas, Inc. (Whitt) a Texas corporation, and licensed operator, is familiar with the oil and gas business in the area. Whitt will operate the Company's interests in the properties overseeing production and maintenance activities for its oil wells, equipment and other development activities for the leases.

The Material terms of the Operating Agreement with the Company include:

Whitt is an independent contractor and operates the subject properties on a contract basis pursuant to the AAPL form operating agreement according to our share of Working Interests (50%) with a $350 per producing well per month overhead fee and $250.00 pumper fee per well (presently for 3 wells) respectively plus electricity and other intangible repair items.  All other charges whether by Whitt, an affiliate of Whitt or third parties will be the responsibility of the working interest owners of the properties. Whitt will furnish the monthly Lease Operation Expense and various activity reports to the Company’s wholly owned subsidiary Energy Producers, Inc. Upon successful commencement of production, run checks (payments) expected from future sales of  oil and gas are to be sent to the operator from the purchasers for oil and gas produced. Conoco is initially designated as the gatherer for the oil.  Whitt is to administrate monthly activities, and after payment of management, consulting, and lease-operating expenses (LOE's), it collects and compiles the Joint Interest Billing (JIB) Statements and prepares certain reports and financial statements related to production income and expenses for monthly delivery to Company’s accounting for compilation along with its share of the payment to be received according to its interests.

Whitt will furnish the monthly Lease Operation Expense and various activity reports to the Company’s wholly owned subsidiary Energy Producers, Inc. Upon successful commencement of production, run checks (payments) expected from future sales of  oil and gas are to be sent to the operator from the purchasers for oil and gas produced. Conoco is initially designated as the gatherer for the oil.  Whitt is to administrate monthly activities, and after payment of management, consulting, and lease-operating expenses (LOE's), it collects and compiles the Joint Interest Billing (JIB) Statements and prepares certain reports and financial statements related to production income and expenses for monthly delivery to Company’s accounting for compilation along with its share of the payment to ber received according to its interests.

Listing for the Equipment items related to the wells on the leases are as follows:

*RECOVERABLE EQUIPMENT INVENTORY

2 x 210 BBL Oil Tank
1 x 4 x 20' Separator
1-80 American Pump Jack
1-57 Oil Well Pump Jack
8000 ft. 7000# Tested 2 3/8" Tubing
8000 ft. 3/4 Rods
6000 ft. Recoverable 4 1/2" Casing
2500 ft. 2" Poly Flow Line
1-200 BBL Open Top F.G. Water Tank
2 Well Heads and Associated Equipment
1-57 Oil Well Pumping Unit
3400 ft. 2 3/8" Tubing
3400 ft. Rods
1-210 BBL Tank
Flow Lines and Associated Equipment

*The Company is in the process of obtaining an updated independent valuation for the equipment. Initial estimates of value from independent operators on salvage basis are in excess of $123,000.

Wells And Acreage

In the oil and gas industry and as used herein, the word “gross” well or acre is a well or acre in which a working interest is owned; the number of gross wells is the total number of wells in which a working interest is owned. A “net” well or acre is deemed to exist when the sum of fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the fractional working interests owned in gross wells or acres.

Set forth below is information respecting the developed and undeveloped acreage owned by the Company in Callahan, Stephens and Shackelford Counties, Texas, as of December 31, 2009.

	Developed Acreage		Undeveloped Acreage

	Gross	Net	Gross	Net

Callahan County	80	25.6	-0-	-0-
Stephens and Shackelford Counties	40	12.8	120	38.4

Total	120	38.4	120	38.4

Production And Sale Of Oil And Gas

There is no information relating to the Company’s net gas produced from the Company’s properties located in Callahan, Stephens, and Shakelford Counties, West Central Texas after royalties, in Fiscal Year Ended December 31, 2009. Oil and Gas was not yet produced and online and such required tables therefore have been omitted.

Exploration and Production

The Company did not participate in the drilling, rehabilitation, or reentry of a well or wells since January through April of 2008. The Company participated in a then three well program on the J.B. Tubb leasehold estate located in Ward County Texas for workover, drilling and development programs, bringing three wells online as a result. In addition The Company through the same time period had also then completed a successful rehabilitation program for approximately 12 wells located on the Fant Ranch 2,000 plus acre unit, Knox County Texas.

The Company, in addition to its present plans contemplated for the Whitt Oil and Gas, Inc. three well program including first right to drill four wells if it is able to successfully acquire attractive oil and gas leases with substantially proven undeveloped reserves, a preferred majority, or suitable working interest being available, and can obtain or provide financing or market an interest on terms acceptable to the Company.

Proved Reserves -Whitt Oil and Gas, Inc., Three Well Program, Oil and Gas Working Interests, Callahan, Stephens, and Shakelford Counties, West Central Texas

The Company plans to commission a reserve report to be performed in a professional manner using customary and accepted petroleum engineering guidelines, practices and techniques as soon as reasonably practicable to set forth the estimated total proved oil and gas reserves for the interests owned by the Company’s wholly owned subsidiary Energy Producers, Inc.

Properties and Equipment-M3 Lighting, Inc. (M3), a Wholly Owned Subsidiary of the Company

As of June 1, 2009 the Company’s Southwest Parent headquarters and operations for Energy Producers, Inc. are located at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253. The Secretary, Comptroller, and shareholder of the Company provides approximately 1431 square feet being utilized for the Company charging $1400 on a month on a quarterly contracted basis. Prior to June 1, 2009, the Chief Executive Officer and shareholder of the Company provided corporate office space through 2007 and 2008 at no charge. There was no further agreement in place to pay for the premises. Through May 31, 2009 the premises continued to be provided free of charge. In the event that our facilities in Scottsdale should, for any reason, become unavailable, we believe that alternative facilities are available at competitive rates. Please see “Certain Relationships and Related Transactions” for further discussion.

As of May 22, 2009 our headquarters for the Company’s Eastern based operations and M3 are located at 3400 Peachtree Road, Suite 111 Atlanta, Georgia 30326, and are presently being provided on a co-sharing basis free of charge by officers and shareholders of the Company. The approximate 1,000 square foot premises continue to be provided free of charge as of January 15, 2010. Prior to the acquisition by the Company, in 2008, the M3 relocated its headquarters to co-locate it with that of a company related by common ownership and management. Under this arrangement, the M3 received office space and support in addition to shared management in exchange for management fees paid to the related company. Management fees paid to the related company for these services totaled $20,453 during the year ended December 31, 2008. The Company paid a sales commission of $2,031 to a non-employee stockholder/director during the year ended December 31, 2008. In the event that our facilities in Atlanta should, for any reason, become unavailable, we believe that alternative facilities are available at reasonable rates. Please see “Certain Relationships and Related Transactions” for further discussion.

Property and Equipment-South Atlantic Traffic, Inc., (SATCO), a Wholly Owned Subsidiary of the Company

At September 30, 2009 and at December 31, 2008 and 2007, property and equipment consists of the following:

	2009	2008	2007
Demo Equipment	$8,158	$11,414	$-
Office Equipment	59,901	60,516	57,089
Tools and Equipment	27,477	49,544	49,544
Vehicles	159,498	230,483	230,483
Less accumulated depreciation	(135,905)	(189,828)	(136,926)
	$119,129	$162,129	$200,190

Depreciation expense for the years ended December 31, 2008 and 2007 was $52,806 and $64,446 and for the nine months ended September 30, 2009 was $31,587, respectively.

SATCO headquarters are located at 2295 Towne Lake Pkwy. Suite 116 PMB 305Woodstock, GA 30189, with additional satellite offices in offices in Cocoa, FL / Englewood, FL / Woodstock, GA / Charlotte, NC. and Fayetteville N.C. The Company has non-cancelable operating leases, primarily for office space and certain office equipment. The operating leases generally contain renewal options for periods ranging from three months to two years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases was approximately $65,840 and $59,478 for the years ended December 31, 2008 and 2007, respectively.

Future minimum lease payments under non-cancelable operating leases  as of December 31, 2008 are as follows:

Year Ended December 31,	Amount
2009	$68,728
2010	19,504
2011	2,073
2012	488
Thereafter	-
$90,793

Please see also “Certain Relationships and Related Transactions” for further discussion.

LEGAL PROCEEDINGS

As of the date hereof, there are no material legal proceedings threatened against us.  In the ordinary course of our business we may become subject to litigation regarding our products or our compliance with applicable laws, rules, and regulations.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company became available for quotation on the over-the-counter, NASDAQ NQB Pink Sheets initially January 20, 2000.  As of March 14, 2003, the Company’s common stock began trading on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “EFIR.”  The trading price as of February 11, 2010 was $.033 per share.  The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

The high and low sales prices for each full quarterly period for the last two complete fiscal years, as reported by the OTC Bulletin Board National Quotation Bureau are set forth below. Such quotations represent prices between dealers, do not include retail markup, markdown or commission, and do not represent actual transactions.

Year Ended December 31, 2009	High	Low

First Quarter	$0.2000	$0.0500
Second Quarter	0.2000	0.0300
Third Quarter	0.2600	0.0400
Fourth Quarter	0.1100	0.0500

Year Ended December 31, 2008	High	Low

First Quarter	$0.0057	$0.0009
Second Quarter	0.0050	0.0006
Third Quarter	0.0025	0.0005
Fourth Quarter (October 1 through October 7, 2008)	0.0070	0.0050
*Fourth Quarter (October 8 through December 31, 2008)	0.2000	0.0500

*Reflects Prices For the Period After a One for Two Hundred (1:200) Reverse Stock Split Effective October 8, 2008.

Year Ended December 31, 2007	High	Low

First Quarter	$0.0870	$0.0061
Second Quarter	0.0760	0.0031
Third Quarter	0.0064	0.0025
Fourth Quarter	0.0031	0.0007

As of February 11, 2010, the Company had issued and outstanding 74,666,369 shares of its common stock held by approximately 1570 holders of record,  no shares of Series A or B preferred stock outstanding, and 5,000 shares of its Series C preferred stock,  issued and outstanding.

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Securities Authorized for Issuance Under Equity Compensation Plans.

The following information is provided for the period ended December 31, 2009, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the issuer are authorized for issuance, aggregated as follows:

(i)	All compensation plans previously approved by security holders; and
(ii)	All compensation plans not previously approved by security holders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1a.)	Weighted average exercise price of outstanding options, warrants and rights (see footnotes) (b)(*)(1.a)			Number of securities remaining available for future issuance (c)(1.a)
(i) Equity compensation plans approved by security holders (Form S-8)
2004 Stock Incentive Plan	12,500	$	n/a		-0-
2004 Stock Incentive Plan 2	7,000	$	n/a		-0-
2005 Stock Incentive Plan (1)	13,000		$8	*	6,500
2009 Stock Incentive Plan	10,000,000		$0.15		920,000
Total for Plans Filed On Form S-8	10,032,500	$			926,500

Equity compensation plans approved by security holders
Tirion Group, Inc. -Warrant (2)(5)	10,000	$	n/a		-0-
DLM Asset Management,-Warrant (2)(7)	16,750		$12		16,750
Tirion Group, Inc.-Warrant (2)(7)	16,750		$12		16,750
John R Taylor-Option (4)	10,000	$	n/a		-0-
William E. Merritt-Option (4)	10,000	$	n/a		-0-
George B. Faulder-Option (4)	10,000	$	n/a		-0-
Dr. Mousa Hawamdah-Option (4)	10,000	$	n/a		-0-
James Barker-Option (4)	5,000	$	n/a		-0-
Charles Alliban-Option (4)	10,000	$	n/a		-0-
Dennis R. Alexander-Option (4)	10,000	$	n/a		-0-
Gregg Fryett-Option (4)	10,000	$	n/a		-0-
Peter Fryett-Option (4)	10,000	$	n/a		-0-
Joseph M. Vasquez (10)	500,000		$1		500,000
Barclay Lyons LLC -Warrant (11)	1,000,000		$1		1,000,000
Barclay Lyons LLC -Warrant (12)	1,000,000		$1.25		1,000,000
The Ep Group. -Warrant (11)	1,000,000		$1		1,000,000
The Ep Group. -Warrant (12)	1,000,000		$1.25		1,000,000
War Chest Capital Multi Strategy Fund, LLC -Warrant (11)	1,000,000		$1		1,000,000
War Chest Capital Multi Strategy Fund, LLC -Warrant (12)	1,000,000		$1.25		1,000,000

(ii) Equity compensation plans		$
not approved by security holders
M. Herzog-Option (3)	3,000	$	n/a		-0-
(Mel Herzog and Charlotte Herzog TTEE UA DTD Jan 31, 1994 Herzog Revocable Living Trust JT Grantors)
D. Alexander-Option (3)	3,000	$	n/a		-0-
M. Alexander-Option (3)	2,500	$	n/a		-0-
D. Kronenberg-Option (3)	2,500	$	n/a		-0-
(David J. Kronenberg Assigned to D.J. and S.M. Kronenberg Family LLLP)
L. Trapp-Option (3)	3,000	$	n/a		-0-
T. Richards-Option (3)	2,500	$	n/a		-0-
Bradley Ray-Option (3)	2,500	$	n/a		-0-
Steven Antebi-Warrant (2)	20,000	$	n/a		-0-
Sapphire Consultants-Warrant (2)(6)	12,500		$4		12,500
Confin International Inv.-Warrant (2)(6)	18,750		$4		18,750
John Brigandi-Warrant (2)	3,125		$4		1,560
Steven Antebi-Warrant (8)	20,000	$	n/a		-0-
Joseph M. Vasquez (9)	2,500	$	n/a		-0-
Joseph M. Vasquez (9)	2,500	$	n/a		-0-
Joseph M. Vasquez (9)	2,500	$	n/a		-0-
Total (1)	6,729,375		$1.19	**	6,566,310

(1a.)   Information listed under column (a), (b) and (c) reflects adjustment for 1:200 post reverse split (one (1) share for two hundred (200)) share basis which was effective at October 8, 2008.

(*)     Information listed for column (b) in the table above represents the exercise or strike price for each option or warrant.

(**)   The final Total listed for column (b) in the table above represents the weighted average exercise price for all  options and warrants listed and noted (2), through (11) in the table only.

(1) Ommitted.

(2) The Company provided warrants to a lender and various consultants during 2005. For further information regarding terms of these warrants to purchase underlying shares of the Company’s common stock issued, please see our Registration Statement on Form SB-2, as amended, and incorporated herein by reference.

(3) Represents historical options issued by the Company. For further information regarding terms for these options, please see information furnished in our Form 10-KSB, Amendment No. 3, filed on October 4, 2002, and incorporated herein by reference. As of November 30, 2007 these options have expired.

(4) Represents options issued by the Company as part of the Firecreek Petroleum, Inc. acquisition which vested, becoming available for exercise February 9, 2005. For terms of these options, please see information furnished in a Current Report on Form 8-K/A (Amendment No. 2), filed on September 16, 2004, and incorporated herein by reference. As of February 9, 2009, these options have expired.

(5) The strike price for the Tirion warrant is 80% of the average of the then lowest three closing bids for the previous 30 days from the date the warrants are exercised. For further information regarding terms of the warrant please see our Registration Statement on Form SB-2, as amended, and incorporated herein by reference. As of May 19, 2007 these warrants have expired.

(6) On March 14, 2006 the Company notified the holders of the warrants that they must exercise their warrants for cash or the Warrants will be cancelled without further notice, 30 days following such notice thereof.

(7) Represents an assignment of 3,350,000 shares underlying warrants held by DLM Asset Management, Inc. to Tirion Group, Inc. on February 14, 2006.

(8) Represents warrants issued by the Company in behalf of an extension and amendment of a Corporate Advisory Agreement with Steven Antebi, dated January 30, 2006. For further information regarding the terms of the extension and amendment of a Corporate Advisory Agreement, and corresponding warrant agreement please see a Current Report on Form 8-K/A, filed on February 3, 2006, incorporated herein by reference. As of January 30, 2009, these warrants have expired.

(9) Represents options issued by the Company on behalf of an Advisory Service Agreement with Joseph M. Vasquez dated March 1, 2006. For further information regarding the terms of the option agreements please see an amended Current Report on Form 8-K/A, filed on March 17, 2006, incorporated herein by reference. These options expired on March 1, 2009.

(10) On February 1, 2009, the Company entered into an Advisory Service Agreement with Joseph M. Vazquez. As part of the terms of the Agreement the Company issued to Mr. Vasquez three year warrants to purchase 500,000 shares at $1.00 per share exercise price for the underlying common shares.

(11) Represents shares of our Common Stock issuable upon the exercise of outstanding three-year warrants. The Warrants issued by the Company were a part of additional consideration for the issuance of three short term 6 month $50,000 secured convertible promissory notes to institutional investors on December 22, 2009. The exercise price for shares of common stock underlying the Warrants is set at $1.00 per share. The Warrants immediately vest on the issue date expiring three (3) years thereafter. Summary information the promissory note issuances are incorporated in a Current Report listed under item 8.01 Other Information on Form 8-K, filed on December 29, 2009.

(12) Represents shares of our Common Stock issuable upon the exercise of outstanding three-year warrants. The Warrants issued by the Company were a part of additional consideration for the issuance of three short term 6 month $50,000 secured convertible promissory notes to institutional investors on December 22, 2009. The exercise price for shares of common stock underlying the Warrants is set at $1.25 per share. The Warrants immediately vest on the issue date expiring three (3) years thereafter. Summary information the promissory note issuances are incorporated in a Current Report listed under item 8.01 Other Information on Form 8-K, filed on December 29, 2009.

Omitted and Not Calculated In The Table Above Issued After December 31, 2009

(13) On January 15, 2010, 2,000,000 shares of our Common Stock are issuable according to a Registration Rights Agreement, and further in behalf of a conversion of callable secured promissory notes having the mandatory registration rights held by St. George Investments, LLC.  The Conversion Price of the notes shall be determined by dividing (a) the Conversion Amount by (b) seventy five percent (75%) of the lower of (i) $0.08 per share, or (ii) the average volume-weighted average price (the “VWAP”) for the three business days with the lowest average VWAP of the twenty trading days immediately preceding the date set forth in a Conversion Notice (the lower of the foregoing, the Conversion Price”).

SUPPLEMENTARY FINANCIAL INFORMATION

 FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

EGPI FIRECREEK, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

	Unaudited	Unaudited	Unaudited	Unaudited
	Nine Mos.	Nine Mos.	Three Mos.	Three Mos.
	30-Sep-09	30-Sep-08	30-Sep-09	30-Sep-08

General and administrative expenses:
General administration	$1,211,673	$450,073	$714,570	$133,031
Total general & administrative expenses	1,211,673	450,073	714,570	133,031

Net loss from operations	$(1,211,673)	$(450,073)	$(714,570)	$(133,031)

Other revenues and expenses:
Miscellaneous income	48,000	0	0	0
Interest income	0	0	0	0
Interest expense	(6,281)	0	(4,184)	0

Net income (loss) before provision for income taxes	$(1,169,954)	$(450,073)	$(718,754)	$(133,031)

Provision for income taxes	0	0	0	0

Loss from continuing operations	(1,169,954)	$(450,073)	(718,754)	$(133,031)

Discontinued operations:
Gain on disposal of discontinued component (net of tax)	592,567	0	270,260	0
Gain (loss) from operations of discontinued component (net of tax)	0	(770,264)	0	589,438

Net income (loss)	$(577,387)	$(1,220,337)	$(448,494)	$456,407

Basic & fully diluted net income (loss) per common share:
Basic income (loss) per share- continuing operations	$(0.07)	$(0.08)	$(0.03)	$(0.02)
Basic income (loss) per share- discontinued operations	$0.03	$(0.13)	$0.01	$0.10
Basic income (loss) per share	$(0.04)	$(0.21)	$(0.02)	$0.08

Weighted average of common shares outstanding:
Basic	17,316,735	5,921,288	27,382,532	5,921,288
Fully diluted	17,316,735	5,921,288	27,382,532	5,921,288

See the notes to the unaudited consolidated financial statements.

EGPI FIRECREEK, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

		Unaudited	Unaudited
		30-Sep-09	30-Sep-08
Operating Activities:
Net income (loss)		$(577,387)	$(1,220,337)
Adjustments to reconcile net loss items not requiring the use of cash:
Interest expense		3,284	0
Consulting expense and other fees		484,244	0
Impairment expense		554,176	0
Gain on disposal of Firecreek	Discontinued component	(592,567)	0
Depreciation & depletion expense	Discontinued component	0	144,174
Interest expense	Discontinued component	0	731,485
Amortization of deferred charges	Discontinued component	0	36,376
Gain on derivative liability	Discontinued component	0	120,340
Changes in other operating assets and liabilities :
Accounts receivable		(489)
Accounts receivable	Discontinued component	0	(58,679)
Accounts payable and accrued expenses		100,492	(436)
Net cash used by operations		$(28,247)	$(247,077)

Investing activities:
Cash acquired in purchase of M3 Lighting, Inc.		$46,133	$0
Security deposit		(20,000)	0
Purchase of lease & equipment	Discontinued component	0	(1,406,237)
Net cash used for investing activities		26,133	(1,406,237)

Net increase (decrease) in cash during the period		$(2,114)	$(1,653,314)

Cash balance at January 1st		2,230	2,009,734

Cash balance at September 30th		$116	$356,420

Supplemental disclosures of cash flow information:
Interest paid during the period		$0	$0
Income taxes paid during the period		$0	$0

See the notes to the unaudited consolidated financial statements.

EGPI FIRECREEK, INC.
UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

							Other
	Preferred	Preferred	Common	Par	Paid in	Accumulated	Comprehensive
	Shares	Value	Shares	Value	Capital	Deficit	Loss	Total

Balance at December 31, 2008	0	$0	6,921,288	$1,384,257	$20,970,812	$(22,689,867)	$(567,000)	$(901,798)

Issued shares for consulting services			7,012,361	7,012	469,298			476,310
Issued shares to pay debt			400,000	400	60,350			60,750
Issued warrants to consultant					7,934			7,934
Issued shares to purchase M3 Lighting, Inc.			14,320,818	14,321	558,512			572,833

Net loss for the period						(577,387)		(577,387)

Balance at September 30, 2009	0	$0	28,654,467	$1,405,990	$22,066,906	$(23,267,254)	$(567,000)	$(361,358)

							Other
	Preferred	Preferred	Common	Par	Paid in	Accumulated	Comprehensive
	Shares	Value	Shares	Value	Capital	Deficit	Loss	Total

Balance at December 31, 2007	20,000,000	$200,000	5,921,288	$1,184,257	$20,970,812	$(25,954,306)	$(184,800)	$(3,784,037)

Loss on investment (Star Energy)							(352,200)	(352,200)

Net loss for the period						(1,220,337)		(1,220,337)

Balance at September 30, 2008	20,000,000	$200,000	5,921,288	$1,184,257	$20,970,812	$(27,174,643)	$(537,000)	$(5,356,574)

EGPI FIRECREEK, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND SEPTEMBER 30, 2008

1. ORGANIZATION OF THE COMPANY AND SIGNIFICANT ACCOUNTING PRINCIPLES

The Company was incorporated in the State of Nevada October 1995. Effective October 13, 2004 the Company, previously known as Energy Producers Inc., changed its name to EGPI Firecreek, Inc.

Prior to December 2008, the Company had interests in various gas & oil wells located in the Wyoming and Texas area. In December 2008, the Company’s major creditor, Dutchess Private Equities Ltd. (Dutchess), foreclosed on the assets of the Company.  As a result, all of the Company’s oil and gas properties were transferred to Dutchess in satisfaction of debt owed. See financial statement Note 9 for further discussion.

In October 2008, the Company effected a 1 share for 200 shares reverse split of its common stock. See financial statement Note 4 for a further discussion.

In May 2009 the Company acquired M3 Lighting, Inc. (“M3”) as a wholly owned subsidiary via reverse triangular merger. M3 is a distributor of commercial and decorative lighting to the trade and direct to retailers.  As part of the Merger the Company effected a name change for its wholly owned subsidiary Malibu Holding, Inc. to Energy Producers, Inc. (“EPI”) as a conduit for its oil and gas activities.

Consolidation- the accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the consolidated financial statements and for the period they include.  Actual results may differ from these estimates.

Revenue and Cost Recognition- Revenues are recognized when all services have been performed and collection of the revenues is assured.

Cash- For the purpose of compiling the statement of changes in cash flows, cash includes all cash balances and highly liquid short-term investments with original maturity dates of three months or less.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

The Company applied SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, to account for the sale of the oil & gas properties in December 2008 as more fully discussed in financial statement note 9.  Accordingly, the results of operations and cash flows from these assets for both 2008 and 2007 are separately recorded in the consolidated statements of operations and cash flows as a discontinued component.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

2. GOING CONCERN

The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principals, which assume the continuity of the Company as a going concern.  However, in December 2008 all of the producing assets of the Company were foreclosed on by Dutchess to pay down loans owed.  This situation raises the doubt of the Company’s ability to continue as a going concern.

Management’s plans with regard to this matter are as follows:

-Raise interim and long term finance to assist new M3 Lighting, Inc. and Energy Producers, Inc. (oil and gas rehabilitation and development) subsidiary acquisitions.
-Raise 6-12 months working capital for corporate operations.
-Pursue asset based project finance or develop joint ventures to fund work programs for oil and gas domestically.
-Pursue formation of strategic alliances with more firmly established peer groups to assist acquisition activities.
-Initiate search for experienced personnel related to the M3 and oil and gas activities to add to our staff.

3.  NET INCOME (LOSS) PER SHARE

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Net income (loss) per common share has been computed as follows:

	30-Sep-09	30-Sep-08

Net income (loss) from continuing operations	$(1,169,954)	$(450,073)
Net income (loss) from discontinued operations	592,567	(770,264)
Net income (loss)	$(577,387)	$(1,220,337)

Total shares outstanding	28,654,467	5,921,288

Basic weighted average of shares outstanding	17,316,735	5,921,288
Fully diluted weighted average of shares outstanding	17,316,735	5,921,288

Basic income (loss) per share- continuing operations	$(0.07)	$(0.08)
Basic income (loss) per share- discontinued operations	$0.03	$(0.13)
Basic income (loss) per share	$(0.04)	$(0.21)

Fully diluted income (loss) per share- continuing operations	$(0.07)	$(0.08)
Fully diluted income (loss) per share- discontinued operations	$0.03	$(0.13)
Fully diluted income (loss) per share	$(0.04)	$(0.21)

All amounts for fiscal year 2008 have been adjusted for the 1 for 200 reverse stock split more fully discussed in financial statement Note 4.

4. COMMON AND PREFERRED STOCK TRANSACTIONS AND REVERSE STOCK SPLIT

In October 2008, the Company effected a 1 share for 200 shares reverse split of its common stock.  As a result, the issued and outstanding shares at December 31, 2008 were decreased from 1,184,257,619 shares to 5,921,288 shares. In addition, the par value of the common stock was increased from $0.001 to $0.20.

During the period from January 1, 2009 to September 30, 2009, the Company issued 7,012,361 shares of common stock to consultants for services rendered at a value of $476,310.

In February 2009, the Company issued 400,000 shares of common stock and retired debt owed of $60,750.

In May 2009, the Company issued 14,320,818 shares to purchase M3 Lighting, Inc. the transaction was valued at $572,833.  Also see discussion in financial statement Note 8.

5. PREFERRED STOCK SERIES

Series A preferred stock: Series A preferred stock has a par value of $0.001 per share and no stated dividend preference.  The Series A is convertible into common stock at a conversion ratio of one preferred share for one common share.   Preferred A has liquidation preference over Preferred B stock and common stock.

Series B preferred stock: Series B preferred stock has a par value of $0.001 per share and no stated dividend preference.  The Series B is convertible into common stock at a conversion ratio of one preferred share for one common share.  The Series B has liquidation preference over Preferred C stock and common stock.

Series C preferred stock: The Preferred C stock has a stated value of $.001 and no stated dividend rate and is non-participatory.  One share of preferred is convertible into 10 shares of common stock.  The Series C has liquidation preference over common stock.

In May 2009, the Company issued 5,000 shares of its Series C stock as part of the acquisition of M3 Lighting, Inc.  See further discussion in financial statement Note 8.

6.  OPTIONS OUTSTANDING

The Company applies SFAS No. 123, “Accounting for Stock-Based Compensation” to account for option issues.  Accordingly, all options granted are recorded at fair value using a generally accepted option pricing model at the date of the grant.   There is no formal stock option plan for employees.

A listing of options outstanding is as follows.  Options outstanding and their attendant exercise prices have been adjusted for the 1 for 200 reverse split of the common stock discussed in financial statement Note 4.

		Weighted Average	Weighted Average
	Amount	Exercise Price	Years to Maturity

Outstanding at December 31, 2008	178,810	$8.04000	2.72

Issued	500,000
Exercised	0
Expired	(112,500)

Outstanding at September 30, 2009	566,310	$1.82451	2.17

In February 2009, the Company issued 500,000 options with an exercise price of $1 per share expiring in 2012.  The Company recorded an expense of $7,934 in the consolidated statement of operations as a result of the issue.

  7. INCOME TAX PROVISION

Provision for income taxes is comprised of the following:	30-Sep-09	30-Sep-08

Net loss before provision for income taxes	$(1,169,954)	$(1,220,337)

Current tax expense:
Federal	0	0
State	0	0
Total	$0	$0

Less deferred tax benefit:
Timing differences	(3,024,150)	(1,082,171)
Allowance for recoverability	3,024,150	1,082,171
Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%
Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Timing differences	$3,024,150	$1,082,171
Allowance for recoverability	(3,024,150)	(1,082,171)
Deferred tax benefit	$0	$0

Note:  The deferred tax benefits arising from the timing differences begin to expire in fiscal years 2028 and 2029 and may not be recoverable upon the purchase of the Company under current IRS statutes.

8.  PURCHASE OF M3 LIGHTING, INC.

In May 2009, the Company issued 14,320,818 common shares and 5,000 preferred C shares to purchase M3 Lighting, Inc. The transaction was valued at $572,833.  The Company recorded an impairment expense of $548,792 at the date of the transaction as the future revenues associated with M3 could not be assured.

Selected pro forma financial data associated with the purchase of M3 assuming the purchase occurred on January 1, 2009 is as follows.

	Per	Pro
	Financials	Forma

Net revenues	$0	$3,848
General administration	$1,211,673	$1,244,309
Loss per share	$(0.04)	$(0.04)

9.  SALE OF FIRECREEK INC.

In February 2009, the Company sold all of its interest in its subsidiary, Firecreek Petroleum Inc., to the former owner of the subsidiary.   All of the assets and the liabilities of the subsidiary were transferred to the former owner of the subsidiary and the Company recognized a book gain on the transaction of $592,567.

10. Promissory Notes

The following is the schedule of the promissory notes to shareholder payable at September 30, 2009:

Matures in December 2009, effective interest of 18% (shareholder)	$37,049
Matures in February 2010, effective interest of 18% (related party)	12,000
Matures in February 2010, effective interest of 18% (related party)	1,800
Total Notes Payable	$50,849

11.  SUBSEQUENT EVENTS

In October 2009, the Company issued 1,500,000 shares to an entity for investor and public relations.

In October 2009, the Company issued 1,150,000 shares to consultants for services rendered.

In November 2009, the Company issued 100,000 shares to consultants for services rendered.

Effective October 1, 2009, the Company acquired 100% of the stock of South Atlantic Traffic Corporation. For additional information please see our Current Report on Form 8-K filed on November 11, 2009, incorporated herein by reference.

Effective October 3, 2009, the Company and SATCO established a four million ($4,000,000) dollar accounts receivable line of credit. For additional information please see our Current Report on Form 8-K filed on November 11, 2009 incorporated herein by reference.

EGPI FIRECREEK, INC.

CONSOLIDATED
FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND DECEMBER 31, 2005

DONAHUE ASSOCIATES, LLC
Certified Public Accountants
27 Beach Road Suite CO5A
Monmouth Beach, NJ 07750
Tel. 732-229-7723

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EGPI Firecreek, Inc.

We have completed the audits of the consolidated financial statements of EGPI Firecreek, Inc. (the “Company”) and its internal control over financial reporting as of December 31, 2008 and December 31, 2007 in accordance with the standards of the Public Company Accounting Oversight Board (United States).

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of EGPI Firecreek, Inc. (the “Company”) at December 31, 2008 and December 31, 2007, and the results of its operations, cash flows, and changes in shareholders’ equity for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty

By:	/s/ Donahue Associates, LLC.
Donahue Associates, LLC.
Monmouth Beach, New Jersey
April 14, 2009

EGPI Firecreek, Inc.
Consolidated Balance Sheets
As of December 31, 2008 and December 31, 2007

	31-Dec-08	31-Dec-07
ASSETS

Current assets:
Cash	$2,230	$2,009,734
Accounts receivable	0	76,348
Deferred charges	0	13,739
Total current assets	$2,230	$2,099,821

Other assets:
Investment in Star Energy, fair value	0	382,200
Deferred charges	0	116,934
Fixed assets- net	0	2,234,930

Total assets	$2,230	$4,833,885

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable & accrued expenses	$549,367	$815,836
Note payable	47,565	0
Notes payable- net of discount	0	4,753,349
Total current liabilities	$596,932	$5,569,185

Advances & notes payable to shareholders	307,096	269,200
Convertible debentures- net of discount	0	632,563
Derivative liability	0	2,146,974
Total liabilities	$904,028	$8,617,922

Shareholders' deficit:
Series A preferred stock, 20 million authorized, par value $0.001,one share convertible to one common share, no stated dividend, none outstanding	$0	$0
Series B preferred stock, 20 million authorized, par value $0.001,one share convertible to one common share, no stated dividend, none outstanding	0	0
Series C preferred stock, 20 million authorized, stated value $.001,one share convertible to ten common shares, no stated dividend. 20 million shares outstanding	0	200,000
Common stock- $0.20 par value, authorized 1,300,000,000 shares, issued and outstanding, 5,921,288 at December 31, 2007 and 6,921,288 at December 31, 2008	$1,384,257	$1,184,257
Additional paid in capital	20,970,812	20,970,812
Other comprehensive loss	(567,000)	(184,800)
Accumulated deficit	(22,689,867)	(25,954,306)
Total shareholders' deficit	(901,798)	(3,784,037)

Total Liabilities & Shareholders' Deficit	$2,230	$4,833,885

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2008 and December 31, 2007

	31-Dec-08	31-Dec-07

General and administrative expenses:
General administration	$558,579	$1,008,982
Total general & administrative expenses	558,579	1,008,982

Net loss from operations	$(558,579)	$(1,008,982)

Other revenues and expenses:
Gain on asset disposal	0	667,000
Interest income	4,190	9,346
Interest expense	(24,328)	(26,546)

Net income (loss) before provision for income taxes	$(578,717)	$(359,182)

Provision for income taxes	0	0

Loss from continuing operations	(578,717)	$(359,182)

Discontinued operations:
Loss from operations of discontinued component (net of tax)	(1,960,323)	(1,114,868)
Gain on disposal of discontinued component (net of tax)	5,803,479	0

Net income (loss)	$3,264,439	$(1,474,050)

Basic & fully diluted net income (loss) per common share:
Basic income (loss) per share- continuing operations	$(0.10)	$(0.17)
Basic income (loss) per share- discontinued component	$0.64	$(0.51)
Basic income (loss) per share	$0.54	$(0.68)

Fully diluted income (loss) per share- continuing operations	$(0.10)	$(0.17)
Fully diluted income (loss) per share- discontinued component	$0.55	$(0.51)
Fully diluted income (loss) per share	$0.45	$(0.68)

Weighted average of common shares outstanding:
Basic	6,088,411	2,158,841
Fully diluted	7,145,411	2,158,841

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and December 31, 2007

		31-Dec-08	31-Dec-07
Operating Activities:
Net income (loss)		$3,264,439	$(1,474,050)
Adjustments to reconcile net loss items not requiring the use of cash:
Impairment expense		47,565	135,786
Interest expense		24,328	26,546
Consulting expense		0	58,786
Gain (loss) on asset disposal		0	(567,000)
Depreciation & depletion expense	Discontinued component	150,498	124,184
Interest expense	Discontinued component	2,503,277	1,134,606
Amortization of deferred charges	Discontinued component	36,376	188,517
Gain (loss) on asset disposal	Discontinued component	(5,690,284)	0
Gain on derivative liability	Discontinued component	(428,582)	(361,964)
Changes in other operating assets and liabilities :
Accounts receivable	Discontinued component	76,348	(76,338)
Accounts payable and accrued expenses		(266,469)	26,737
Net cash used by operations		$(282,504)	$(784,190)

Investing activities:
Purchase of lease & equipment	Discontinued component	$(1,400,000)	$(1,626,031)
Net cash used for investing activities		(1,400,000)	(1,626,031)

Financing Activities:
Credit equity line paid	Discontinued component	$(325,000)	$435,000
Convertible debentures issued	Discontinued component	0	3,970,000
Net cash provided (used) by financing activities		(325,000)	4,405,000

Net increase (decrease) in cash during the period		$(2,007,504)	$1,994,779

Cash balance at January 1st		2,009,734	14,955

Cash balance at December 31st		$2,230	$2,009,734

Supplemental disclosures of cash flow information:
Interest paid during the year- discontinued component		$82,624	$105,000
Income taxes paid during the year		$0	$0

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
Consolidated Statement of Changes in Shareholders’ Deficit
For the Years Ended December 31, 2008 and December 31, 2007

							Other
	Preferred	Preferred	Common	Par	Paid in	Accumulated	Comprehensive
	Shares	Value	Shares	Value	Capital	Deficit	Loss	Total

Balance at December 31, 2006	0	$0	1,976,837	$395,367	$18,887,178	$(24,480,256)	$0	$(5,197,711)

Issued shares to pay equity line			393,737	78,747	181,631			260,378
Issued shares to consultants			50,714	10,143	48,643			58,786
Issuance of preferred stock	20,000,000	$200,000						200,000
Issuance of common stock			3,500,000	700,000				700,000
Issuance of debenture- derivative value					1,853,360			1,853,360
Loss on investment (Star Energy)							(184,800)	(184,800)
Net loss for the fiscal year						(1,474,050)		(1,474,050)

Balance at December 31, 2007	20,000,000	$200,000	5,921,288	$1,184,257	$20,970,812	$(25,954,306)	$(184,800)	$(3,784,037)

Loss on investment (Star Energy)							(382,200)	(382,200)
Convert preferred stock	(20,000,000)	$(200,000)	1,000,000	200,000				0
Net income for the fiscal year						3,264,439		3,264,439

Balance at December 31, 2008	0	$0	6,921,288	$1,384,257	$20,970,812	$(22,689,867)	$(567,000)	$(901,798)

Please see the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2007 and December 31, 2006

1. Organization of the Company and Significant Accounting Principles

The Company was incorporated in the State of Nevada October 1995. Effective October 13, 2004 the Company, previously known as Energy Producers Inc., changed its name to EGPI Firecreek, Inc.

Prior to December 2008, the Company had interests in various gas & oil wells located in the Wyoming and Texas area. In December 2008, the Company’s major creditor, Duchess Private Equities Ltd. (Duchess), foreclosed on the assets of the Company.  As a result, all of the Company’s oil and gas properties were transferred to Duchess in satisfaction of debt owed. See financial statement Note 9 for further discussion.

In October 2008, the Company effected a 1 share for 200 shares reverse split of its common stock. See financial statement note 5 for a further discussion.

Consolidation- the accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the consolidated financial statements and for the period they include.  Actual results may differ from these estimates.

Revenue and Cost Recognition- Revenue is recognized from oil &gas sales at such time as the oil & gas is delivered to the buyer. For its producing activities, the Company uses successful efforts costing.

Properties and Equipment-The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties and exploratory dry hole drilling costs, are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs to locate proved reserves are capitalized.

Exploratory drilling costs are capitalized when incurred pending the determination of whether a well has found proved reserves. A determination of whether a well has found proved reserves is made shortly after drilling is completed. The determination is based on a process which relies on interpretations of available geologic, geophysic, and engineering data. If a well is determined to be successful, the capitalized drilling costs will be reclassified as part of the cost of the well. If a well is determined to be unsuccessful, the capitalized drilling costs will be charged to expense in the period the determination is made. If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as: i) the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and ii) drilling of the additional exploratory wells is under way or firmly planned for the near future. If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense.

In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well is not carried as an asset for more than one year following completion of drilling. If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired, and its costs are charged to expense. Its costs can, however, continue to be capitalized if a sufficient quantity of reserves is discovered in the well to justify its completion as a producing well and sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.

The impairment of unamortized capital costs is measured at a lease level and is reduced to fair value if it is determined that the sum of expected future net cash flows is less than the net book value. The Company determines if impairment has occurred through either adverse changes or as a result of the annual review of all fields. During 2006 and 2005, the Company did not record any impairment.

Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method using proved developed and proved reserves, respectively. The costs of unproved oil and gas properties are generally combined and impaired over a period that is based on the average holding period for such properties and the Company's experience of successful drilling.

Costs of retired, sold or abandoned properties that make up a part of an amortization base (partial field) are charged to accumulated depreciation, depletion and amortization if the units-of-production rate is not significantly affected. Accordingly, a gain or loss, if any, is recognized only when a group of proved properties (entire field) that make up the amortization base has been retired, abandoned or sold.

Cash- For the purpose of compiling the statement of changes in cash flows, cash includes all cash balances and highly liquid short-term investments with original maturity dates of three months or less.

Investment in Star Energy, fair value- The Company accounts for its investments in Star Energy as per SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. Management has designated its investments in Star Energy as “available for sale”.  Accordingly, investment is recorded at market value and earnings and losses on investments are recognized in the consolidated balance sheets as other comprehensive income.

The Company has also adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”), to account for its investment, which among other things, requires enhanced disclosures about financial instruments carried at fair value.

After adoption of SFAS No.157, investments measured and reported at fair value are classified and disclosed in one of the following categories:

•	Level I—Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments in Level I include listed equities and listed derivatives.
•
Level II—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives.

•
Level III—Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partnership interests in corporate private equity and real estate funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations.

The investment in Star Energy is a Level I investment at December 31, 2007.

Deferred costs- Deferred costs are the costs of obtaining the equity line of credit discussed in Note 9 and are amortized over the life of the loan.

Fixed Assets- Fixed assets are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment	3 years
Computer hardware & software	3 years
Improvements & furniture	5 years
Well equipment	7 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

The Company applied SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, to account for the sale of the oil & gas properties in December 2008 as more fully discussed in financial statement note 9.  Accordingly, the results of operations and cash flows from these assets for both 2008 and 2007 are separately recorded in the consolidated statements of operations and cash flows as a discontinued component.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Recent accounting pronouncements:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances, but provides clarification on acceptable fair valuation methods and applications. SFAS 157 was effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 will not have a material affect on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 159 will not have a material affect on the Fund’s financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination or a gain from a bargain purchase and determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS 141(R) will not have a material affect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 updates guidance regarding disclosure requirements for derivative instruments and hedging activities. It responds to constituents’ concerns that FASB Statement No. 133 does not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim period beginning after November 15, 2008. The adoption of SFAS 161 will not have a material affect on the Company’s consolidated financial statements.

2. Going Concern

The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principals, which assume the continuity of the Company as a going concern.  However, in December 2008 all of the producing assets of the Company were foreclosed on by Duchess to pay down loans owed.  This situation raises the doubt of the Company’s ability to continue as a going concern.

Management’s plans with regard to this matter are as follows:

-Raise interim and long term finance to assist new oil and gas acquisitions, with good potential for rehabilitation to increase production, and upside potential initially for principally targeted shallow drilling development.

-Raise 6-12 months working capital for corporate operations.

-Pursue to obtain asset based project finance or develop joint ventures to fund work programs for oil and gas domestically.

-Pursue formation of strategic alliances with more firmly established peer groups to assist acquisition activities.

-Initiate search for experienced oil and gas personnel to add to our staff.

3. Fair Values of Financial Instruments

The carrying amounts of the cash, accounts receivable, deferred charges, investment in Star Energy, accounts payable and accrued expenses, note payable, equity line notes payable, advances & notes payable to shareholders, convertible debentures payable and derivative liability payable reported in the balance sheets are estimated by management to approximate fair value at December 31, 2008 and December 31, 2007.

4. Net Income (Loss) per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Diluted net loss per share gives the effect of outstanding common stock equivalents in the form of warrants, convertible preferred stock, and convertible debentures.

Net income (loss) per common share has been computed as follows:

	31-Dec-08	31-Dec-07

Net income (loss) from continuing operations	$(578,717)	$(359,182)
Net income (loss) from discontinued operations	3,843,156	(1,114,868)
Net income (loss)	$3,264,439	$(1,474,050)

Total shares outstanding	6,922,206	5,921,288

Basic weighted average of shares outstanding	6,088,411	2,158,841
Add effects of options and debenture outstanding	1,057,000	0
Fully diluted weighted average of shares outstanding	7,145,411	2,158,841

Basic income (loss) per share- continuing operations	$(0.10)	$(0.17)
Basic income (loss) per share- discontinued operations	$0.64	$(0.51)
Basic income (loss) per share	$0.54	$(0.68)

Fully diluted income (loss) per share- continuing operations	$(0.10)	$(0.17)
Fully diluted income (loss) per share- discontinued operations	$0.55	$(0.51)
Fully diluted income (loss) per share	$0.45	$(0.68)

All amounts for fiscal year 2007 have been adjusted for the 1 for 200 reverse stock split more fully discussed Note 5.

5. Common and Preferred Stock Transactions and Reverse Stock Split

During the year ended December 31, 2007, the Company issued 50,714 shares of common stock to pay consulting fees.

During the year ended December 31, 2007, the Company issued 393,737 shares of common stock to pay down the equity line.

During the year ended December 31, 2007, the Company issued 3,500,000 shares of common stock and received proceeds of $700,000.

During the year ended December 31, 2007, the Company issued 20,000,000 shares of Preferred C stock to Duchess and received proceeds of $200,000.

In October 2008 Duchess converted their shares into 1,000,000 shares of common stock.

In October 2008, the Company effected a 1 share for 200 shares reverse split of its common stock.  As a result, the issued and outstanding shares at December 31, 2007 were decreased from 1,184,257,619 shares to 5,921,288 shares and basic and fully diluted loss per share for fiscal year 2007 was decreased from $0.00 to $0.68.  In addition, the par value of the common stock was increased from $0.001 to $0.20.

6. Preferred Stock Series

Series A preferred stock: Series A preferred stock has a par value of $0.001 per share and no stated dividend preference.  The Series A is convertible into common stock at a conversion ratio of one preferred share for one common share.   Preferred A has liquidation preference over Preferred B stock and common stock.

Series B preferred stock: Series B preferred stock has a par value of $0.001 per share and no stated dividend preference.  The Series B is convertible into common stock at a conversion ratio of one preferred share for one common share.  The Series B has liquidation preference over Preferred C stock and common stock.

Series C preferred stock: The Preferred C stock has a stated value of $.001 and no stated dividend rate and is non-participatory.  One share of preferred is convertible into 10 shares of common stock.  The Series C has liquidation preference over common stock.

7. Fixed Assets- Net

The following is a detailed list of fixed assets:

	31-Dec-08	31-Dec-07

Well leases	$0	$1,068,650
Well equipment	0	1,316,710
Accumulated depreciation & depletion	0	(150,430)

Fixed assets- net	$0	$2,234,930

In fiscal year 2007, the Company closed its former Firecreek offices in Fort Worth, Texas as part of its restructuring efforts.  Management elected to impair the value of the fixed assets associated with this office and recorded the impairment expense in the statement of operations for 2007.

8.  Options Outstanding

The Company applies SFAS No. 123, “Accounting for Stock-Based Compensation” to account for option issues.  Accordingly, all options granted are recorded at fair value using a generally accepted option pricing model at the date of the grant.   There is no formal stock option plan for employees.

A listing of options outstanding at December 31, 2008 is as follows.  Options outstanding and their attendant exercise prices have been adjusted for the 1 for 200 reverse split of the common stock discussed in Note 5.

		Weighted Average	Weighted Average
	Amount	Exercise Price	Years to Maturity

Outstanding at December 31, 2006	207,810	$80.00000	2.72

Issued	0
Exercised	0
Expired	(29,000)

Outstanding at December 31, 2007	178,810	$72.00000	1.61

Issued	0
Exercised	0
Expired	0

Outstanding at December 31, 2008	178,810	$71.77026	0.61

9. Disposal of Tubb, Ten-Mile Draw, and Fant Ranch Properties

In fiscal year 2005, the Company entered into an equity line credit agreement with Duchess, a financing company, and a shareholder. Under the terms of the equity line agreement, the Company was obligated to pay the face value of the equity line notes in cash or an equivalent amount in common stock. All of the assets of the Company secured the equity line notes. The notes had an effective interest rate of approximately 20%.  As an incentive to enter the equity line of credit, the Company also issued convertible debentures, see reference footnote 10, the fair market value of which had been discounted against the face of the equity line notes and was being amortized to interest expense over the life of the equity line notes.

The following is the schedule of the equity line notes payable at December 31, 2008 and December 31, 2007:

	31-Dec-08	31-Dec-07

Matured in September 2006, effective interest of 18.55%	$0	$1,086,803
Matured in November 2006, effective interest of 22.12%	0	1,488,215
Matured in December 2006, effective interest of 22.12%	0	129,885
Matured in April 2007, effective interest of 22.12%	0	581,603
Matured in December 2007, effective interest of 17.34%	0	1,042,651
Matured in March 2008, effective interest of 25.68%	0	474,623
Less discount	0	(50,431)

Total equity line of credit	$0	$4,753,349

At December 2, 2008, the Dutchess foreclosed on all of the assets of the Company.  As a result of the foreclosure by Duchess, the Company transferred all of its assets in its Tubb and Fant Ranch oil & gas properties and $50,000 to retire all the debt owed to Duchess.  As a result of the foreclosure the Company recognized a gain on the disposal of these assets of $6,385,133 in its consolidated statement of operations at December 31, 2008.  The Ten-Mile Draw property had been earlier sold in October 2008 for $125,000.  The Company recognized a loss on this asset disposal of $581,654 in the consolidated statement of operations.

Gain of disposal of discontinued component

Cash received	$75.000
Deb; retired	9,201,166
Assets transferred- net	(3,472,687)
Gain of disposal of discontinued component	$5,803,479

loss from operations of discontinued component	2008	2007

Revenues from sales of oil & gas	$1,437,437	$451,514
Cost of revenues	(921,690)	(447,264)
Net revenues	$515,747	$4,250

Operating costs	356,647	241,476

Income from operations	$159,100	$(237,226)

Other income/(expense)
interest costs	(2,548.005)	(1,239,606)
Gain on derivative	428,582	361,964

Loss from Operations of discontinued component	$(1,960,323)	$(1,114,868)

10. Issuance of Incentive Convertible Debentures

During the fiscal year ended December 31, 2007, the Company issued a 12% incentive debenture with a face value of $500,000 to pay an incentive fee to Duchess issued on December 26, 2007 (reference footnote 11).  The incentive debenture was recorded as a discount to convertible debenture at fair market value at the date of issuance to debt discount and will be amortized over the life of the equity credit line issuance.  The debenture is convertible into common stock at 75% of the lowest bid price of the common stock for the fifteen days preceding conversion.  The incentive debenture was to mature in December 2014.  At issuance, the incentive debenture was valued using a Black Scholes Option Pricing Model utilizing the following assumptions:  volatility: 20%, straight bond yield: 5.0%, risk-free rate: 4.0%, and dividend growth rate: 0%.  The fair market value will be assessed each balance sheet date over the maturity of the debenture and will be marked to market with the gain or loss recorded in the Company’s statement of operations.

During the fiscal year ended December 31, 2007, the Company issued a non-interest bearing incentive debenture with a face value of $140,000 to pay an incentive fee to Duchess.  The incentive debenture was recorded as a discount to the equity credit line at fair market value at the date of issuance to debt discount and will be amortized over the life of the equity credit line issuance.  The debenture is convertible into common stock at 75% of the lowest bid price of the common stock for the fifteen days preceding conversion.  The incentive debenture was to mature in March 2012.  At issuance, the incentive debenture was valued using a Black Scholes Option Pricing Model utilizing the following assumptions:  volatility: 20%, straight bond yield: 5.0%, risk-free rate: 4.0%, and dividend growth rate: 0.  The fair market value will be assessed each balance sheet date over the maturity of the debenture and will be marked to market with the gain or loss recorded in the Company’s statement of operations.

11.  Issuance of Convertible Debentures

On December 26, 2007, the Company issued a convertible debenture in the face amount of $2,100,000.  The debenture beared interest at 12% per annum and originally matured on December 26, 2014.  The note holder had the right to convert any and all amounts owed into shares of the Company’s common stock at any time following the closing date.  The conversion price of the debenture was equal to the lesser of 75% of the lowest closing bid price of the common stock during the twenty trading days immediately prior to the notice of conversion, or $0.005.  As an inducement to the holder, the Company issued 3,500,000 shares of the Company’s common stock and 20,000,000 shares of the Company’s Series C Preferred Stock.  In addition, the Company also issued a $500,000 incentive debenture to Duchess (reference footnote 10).  Both the shares of the Company’s securities and the incentive debenture were recorded as a discount to the debt issuance and are amortized over the life of the convertible note.  At issuance, the conversion feature was accounted for under EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”. Although the conversion feature is convertible into an indeterminate number of shares, the noteholder holds a controlling interest in the Company.  Net share settlement can occur.  The conversion feature was calculated using the intrinsic value method and recorded as a debt discount.

On June 11, 2007, the Company issued a convertible debenture in the face amount of $2,000,000.  The debenture beared interest at 12% per annum and was to mature on June 11, 2014.  The note-holder had the right to convert any and all amounts owed into share of the Company’s common stock at any time following the closing date.  The conversion price of the debenture was equal to the lesser of 75% of the lowest closing bid price of the common stock during the twenty trading days immediately prior to the notice of conversion, or $0.015.  At issuance, the conversion feature was accounted for as a derivative liability in accordance with EITF 00-19 “Accounting For Derivative Instruments Indexed To, and Potentially Settled, In the Company’s Own Stock,” due to the conversion feature permitting conversion into an indeterminate number of shares.  At issuance, the conversion feature was valued using a Black Scholes Option Pricing Model utilizing the following assumptions:  volatility: 20%, straight bond yield: 5.0%, risk-free rate: 2.0%, and dividend growth rate: 0%.  The conversion option will be assessed each balance sheet date over the maturity of the debentures and will be marked to market with the gain or loss recorded in the Company’s statement of operations.

As of December 26, 2007, the conversion feature was no longer accounted for as a derivative liability.  The noteholder owns a controlling interest in the Company, and has control to authorize additional shares as warranted.  The conversion liability was reclassified to additional paid in capital.

12. Income Tax Provision

Provision for income taxes is comprised of the following:	31-Dec-08	31-Dec-07

Net loss before provision for income taxes	$(578,717)	$(359,182)

Current tax expense:
Federal	0	0
State	0	0
Total	$0	$0

Less deferred tax benefit:
Timing differences	(1,203,124)	(2,750,468)
Allowance for recoverability	1,203,124	2,750,468
Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%
Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Timing differences	$1,203,124	$2,750,468
Allowance for recoverability	(1,203,124)	(2,750,468)
Deferred tax benefit	$0	$0

Note:  The deferred tax benefits arising from the timing differences begin to expire in fiscal years 2027 and 2028 and may not be recoverable upon the purchase of the Company under current IRS statutes.

13.  Gain on Sale of Asset

In August 2007, the Company sold all of its rights to certain projects in the Ukraine that had been developed through its subsidiary, Firecreek Petroleum Inc., to Star Energy Corp. for $100,000 cash and 2.1 million shares of Star’s stock.  The rights to these projects had previously been 100% impaired by the Company in 2005 and therefore all the proceeds received from the transaction have been recorded as a “gain on asset sale” in the consolidated statement of operations in 2007.  Management has classified the Star stock as “available for sale” as per SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities” and, accordingly, has recorded the loss in the market value of the stock in other comprehensive income at December 31, 2007 and at December 31, 2008.  The stock was sold in December 2008.

14. Non Cash Transactions

Certain transactions during the years ended December 31, 2007 did not involve the use of cash and therefore have been excluded from the consolidated statements of cash flows.

During the year ended December 31, 2007, the Company issued 393,737 shares of common stock to pay $280,378 of the equity credit line discussed in Note 9.

15. Supplemental Information on Oil & Gas Operations and Property Acquisitions and Sales

In November 2005, the Company purchased a 50% working interest in The Ten Mile Draw Field (TMD), a natural gas field located in Sweetwater County, Wyoming for $1,089,130.  Of the total acquisition costs $475,000 was used to acquire the lease, $126,000 was used for well equipment costs, and $488,130 for development costs. In October 2008, the TMD property was sold f0r $125,000.  The Company recognized a loss on the disposal of the asset in its consolidated statement of operations of $581,654.

On July 9, 2007, the Company acquired certain tracts of land and leases located in Knox County, Texas, known as the Fant Ranch Unit for $1,538,705 which included wells, leases and equipment and the oil in the tanks owned by the seller at that time.

In January 2008, the Company, through it’s wholly owned subsidiary, Firecreek Petroleum, Inc, purchased a certain 40 acre tract of land and leases  with first right for an additional 40 acre lease located in Ward County, Texas, more commonly known as the J.B. Tubb Leasehold Estate.  The Company paid $1,400,000 for the lease, equipment and a Participation Agreement which provides for turnkey drilling, re-entry and includes multiple wells. At December 2, 2008, the Company was in default of the equity line notes and Duchess foreclosed on all of the assets of the Company.  As a result of the foreclosure by Duchess, the Company transferred all of its assets in its Tubb and Fant Ranch oil & gas properties and $50,000 to retire all the debt to Duchess that was outstanding at December 2, 2008.  As a result of the foreclosure the Company recognized a gain on the disposal of these assets of $6,385,123 in its consolidated statement of operations at December 31, 2008.

The following is a summary of the Company’s oil & gas production activities for the years ending December 31, 2008 and December 31, 2007 representing the Company’s net revenue interests.

Reserve Quantity Information
Proved Developed and Undeveloped Reserves:
(All United States Based)

	2008		2007
	Oil	Gas	Oil	Gas
	(Barrels)	(Mcf)	(Barrels)	(Mcf)
Beginning of Year	64,709	1,029,200	0	1,050,022
Revisions	0	0	-3,004	14,216
Improvements	0	0	0	0
Purchases	785,220	0	71,774	0
Disposal	(840,708)	(1,012,732)	0	0
Production	(9,221)	(16,468)	-4,061	-25,238
End of Year	0	0	64,709	1,029,200

Proved Developed Reserves:

	2008		2007
	Oil	Gas	Oil	Gas
	(Barrels)	(Mcf)	(Barrels)	(Mcf)
Beginning of Year	64,709	312,189	0	344,739
End of Year	0	0	64,709	312,189

Results of operations (All United States Based):

	2008	2007
Revenues	$1,437,437	$451,514
Production costs	-771,193	-317,343
Exploration costs	0	0
Development costs	-325,000	-130,551
Depreciation & amortization	-150,498	-129,921
Provision for income tax	0	0
Net profit (loss) from oil and gas producing activities:	$190,746	$(126,301)

Capitalized cost of oil and gas producing activities:

	2008	2007
Proved oil and gas lease properties	$1,928,960	$1,068,650
Well Equipment	977,668	1,316,710
Accumulated depreciation	-180,257	-150,430
Net capitalized costs of natural gas producing activities	$2,726,371	$2,234,930
Transfer to Duchess	(2,726,371)	0
Balance of capitalized costs	0	2,234,930

Costs incurred for property acquisitions, exploration, and development:

	2008	2007
Property acquisition	$1,400,000	$1,506,628
Proved	0	0
Unproved	0	0
Exploration	0	0
Development	328,746	120,736
Total	$1,728,746	$1,627,364

Changes in discounted future cash flows of proved reserves:

	2008	2007
Future cash flows	$0	$13,978,098
Future production costs	0	-8,716,030
Future income tax expense	0	-1,15,034
Future net cash flows	0	4,157,034
10% annual discount	0	-1,323,971
Standardized measure of discounted future net cash flows	$0	$2,833,063

16.  Related Party Transactions

During fiscal years 2008 and 2007, the chief executive officer and shareholder provided office space to the Company at no charge.

During fiscal years 2008 and 2007, three shareholders had unsecured non-interest bearing advances receivable from the Company. The Company has imputed an interest rate of 20% on these advances.

The Company was indebted to Duchess Private Equities Ltd., a stockholder at December 2, 2008, the date of the Duchess foreclosure.  As a result of the foreclosure by Duchess, the Company transferred all of its assets in its Tubb and Fant Ranch oil & gas properties and $50,000 to retire all the debt owed to Duchess.  As a result of the foreclosure the Company recognized a gain on the disposal of these assets of $5,028,954 in its consolidated statement of operations at December 31, 2008. See financial statement note 9 for a further discussion.

17. Note Payable

In December 2008, the Company issued a note payable to Duchess for $47,565 in return for the right to participate with Duchess in any future drilling in a portion of the Tubb property.  The note is unsecured and carries an interest rate of 12% and matures in June 2009.  Management considered the asset received in this purchase to be impaired because future cash flows from this asset could not be assured and accordingly recognized an impairment expense in the consolidated statements of operations. The note is convertible into common stock at an exercise price of 75% of the lowest bid price of the fifteen days preceding exercise.

18. Subsequent Events

In February 2009 and March 2009, 92,500 of the options outstanding discussed in Note 8 expired.

In February 2009, the Company issued 2,065,000 shares of common stock to various consultants for services.

In February 2009, the Company issued 60,000 shares of common stock to a consultant to pay an outstanding invoice owed to this consultant.

In February 2009, the Company issued 340,000 shares of common stock to a debt holder to pay 50% of the outstanding balance owed on the debt.

In February 2009, the Company entered into a service agreement with a consultant for services to be provided.  Upon execution of the agreement, the Company issued 340,000 shares of common stock to the consultant and a three year option to purchase 500,000 shares of common stock at an exercise price of $1 per share. Under the terms of the agreement, the Company is obligated to pay the consultant $7,500 up front and $5,000 per month for the following eleven months.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion and analysis in conjunction with the Consolidated Financial Statements in Form 10-K, as amended, and the other financial data appearing elsewhere in this Form 10-Q Report.

The information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company’s revenues and profitability, (ii) prospective business opportunities and (iii) the Company’s strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. In light of these risks and uncertainties, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The foregoing review of important factors should not be construed as exhaustive. The Company undertakes no obligation to release publicly the results of any future revisions it may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Overview

The Company has been focused on oil and gas activities for development of interests held that were acquired in Texas and Wyoming for the production of oil and natural gas through December 2, 2008. The Company throughout 2008 was seeking to continue expansion and growth for oil and gas development in its core projects. EGPI Firecreek Inc. was formerly known as Energy Producers, Inc., an oil and gas production company focusing on the recovery and development of oil and natural gas. This strategy is centered on rehabilitation and production enhancement techniques, utilizing modern management and technology applications in upgrading certain proven reserves.

In its 2005 fiscal year, the Company initiated a program to review domestic oil and gas prospects and targets.  As a result, EGPI acquired non-operating oil and gas interests in a project titled Ten Mile Draw (“TMD”) located in Sweetwater County, Wyoming USA for the development and production of natural gas. In July, 2007, the Company acquired and began production of oil at the 2,000 plus acre Fant Ranch Unit in Knox County, Texas. This was followed by the acquisition and commencement of oil and gas production at the J.B. Tubb Leasehold Estate located in the Amoco Crawar Field in Ward County, Texas in March, 2008. The Company successfully increased production and revenues derived from its properties and in late 2008, the Company was able to retire over 90% of its debt through the disposition of those improved properties.

In early 2009, based on the economic downturn, struggling financial markets and the implementation of the federal stimulus package for infrastructure projects, the Company embarked on a transition from an emphasis on the oil and gas focused business to that of an acquisition strategy focused on the transportation industry serving federal DOT and state/local DOT agencies. In addition, the acquisition targets being reviewed by the Company also have a presence in the telecommunications and general construction industries. The acquisition strategy focuses on vertically integrating manufacturing entities, distributors and construction groups. In May 2009, the Company acquired M3 Lighting Inc. (M3) as the flagship subsidiary to begin this process.

Through 2009 we continued to limit and wind down the pursuit of oil and gas projects overseas in Central Asian and European countries, but reserve the right to re enter these activities at a future date.

The Company has been making presentations to asset-based lenders and other financial institutions for the purpose of expanding and supporting our growth potential by development of its new line of operations for M3, and in addition to its oil and gas operations in 2009 with a goal to re build our revenue base and cash flow; however, the Company makes no guarantees and can provide no assurances that it will be successful in these endeavors.

One of the ways our plans for growth could be altered if current opportunities now available become unavailable:

The Company would need to identify, locate, or address replacing current potential acquisitions or strategic alliances with new prospects or initiate other existing available projects that may have been planned for later stages of growth and the Company may therefore not be ready to activate. This process can place a strain on the Company. New acquisitions, business opportunities, and alliances, take time for review, analysis, inspections and negotiations. The time taken in the review activities is an unknown factor, including the business structuring of the project and related specific due diligence factors.

General

The Company historically derived its revenues primarily from retail sales of oil and gas field inventory equipment, service, and supply items primarily in the southern Arkansas area, and from acquired interests owned in revenue producing oil wells, leases, and equipment located in Olney, Young County, Texas. The Company disposed of these two segments of operations in 2003. The Company acquired a marine vessel sales brokerage and charter business, International Yacht Sales Group, Ltd. of Great Britain in December 2003 later disposing of its operations in late 2005. In 2009 we disposed of our wholly owned subsidiary Firecreek Petroleum, Inc. (see further information in this report and in our current Report on Form 8-K filed May 20, 2009, incorporated herein by reference). We account for or have accounted for these segments as discontinued operations in the consolidated statements of operations for the related fiscal year.

Sale/Assignment of 100% Stock of FPI Subsidiary

Having disposed of all of the assets of FPI, on May 18, 2009, the Company and Firecreek Global, Inc., entered into a Stock Acquisition Agreement effective the 18th day of May, 2009, relating to the Assignees acquisition of all of the issued and outstanding shares of the capital stock of Firecreek Petroleum, Inc., a Delaware corporation. Moreover, included and inherent in the Assignment was all of the Company’s debt held in the FPI subsidiary. In addition, the Company, and Assignee executed a right of first refusal agreement attached as Exhibit to the Agreement, granting to the Company the right of first refusal, for a period of two (2) years after Closing, to participate in certain overseas projects in which Assignee may have or obtain rights related to Assignors’ previous activities in certain areas of the world. For further information please see our current Report on Form 8-K filed on May 20, 2009, incorporated herein by reference.

Completion of Recent Merger Acquisition with M3 Lighting, Inc.

On May 21, 2009, EGPI Firecreek, Inc., a Nevada corporation (the “Company” or “Registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), M3 Lighting, Inc., a Nevada corporation (“M3”), and Strategic Partners Consulting, L.L.C., a Georgia limited liability company (“Strategic Partners”) executed and closed a Plan and Agreement of Triangular Merger (the “Plan of Merger”), whereby M3 merged into the Subsidiary, a wholly-owned subsidiary of the registrant (the “Merger”).  Further information can be found along with copy of the Plan of Merger attached as an exhibit to our Current Report on Form 8-K, filed with the Commission on May 27, 2009, as amended. Amendment No. 1 and No. 2 to the May 27, 2009 current Report on Form 8-K were filed on June 24 and August 4, 2009, respectively, and incorporated herein by reference.

In accordance with the Company’s plan of Merger, our plans are currently to develop two lines of business, one line of business for its historical oil and gas operations now reorganized into the Company’s wholly owned subsidiary unit, Energy Producers, Inc. F/K/A Malibu Holding, Inc., this replacing Firecreek Petroleum, Inc., and one for M3 Lighting, Inc., F/K/A Asian Ventures, Corp. which is involved in distribution of commercial and decorative lighting to the trade, and to direct retailers.  M3 specializes in the areas of lighting industry sales, design, product development, and sourcing, contracting and capital markets.  M3 is pursuing acquisitions for the Company in the DOT construction industry on Federal and State levels in order to expand its sales for lighting, guardrail, cameras, traffic management/signalization, utility moves, variable message boards and other non-road construction opportunities, as well as, its pursuit of light and traffic fixture manufacturing plants both domestically and overseas.  Future acquisitions in the DOT construction industry are expected to provide a labor force for the maintenance and remediation services the Company plans on providing.

The Company expects to incur an increase in operating expenses during the next year from commencing activities related to its plans for the Company’s oil and gas, M3 operations, and new acquisitions. The amount of net losses and the time required for the Company to reach and maintain profitability are uncertain at this time. There is a likelihood that the Company will encounter difficulties and delays encountered with business subsidiary operations, including, but not limited to uncertainty as to development and the time and timing required for the Company’s plans to be fully implemented, governmental regulatory responses to the Company’s plans, fluctuating markets and corresponding spikes, or dips in our products demand, currency exchange rates between countries, acquisition and development pricing, related costs, expenses, offsets, increases, and adjustments. There can be no assurance that the Company will ever generate significant revenues or achieve profitability at all or on any substantial basis.

 General Statement:  Factors that may affect future results:

With the exception of historical information, the matters discussed in Management’s Discussion and Analysis or Plan of Operation contain forward looking statements under the 1995 Private Securities Litigation Reform Act that involve various risks and uncertainties.  Typically, these statements are indicated by words such as “anticipates”, “expects”, “believes”, “plans”, “could”, and similar words and phrases.  Factors that could cause the company’s actual results to differ materially from management’s projections, forecasts, estimates and expectations include but are not limited to the following:

– Inability of the company to secure additional financing.
– Unexpected economic changes in the United States.
– The imposition of new restrictions or regulations by government agencies that affect the Company’s business activities.

To the extent possible, the following discussion will highlight the Company’s business activities for the quarters ended September 30, 2009 and September 30, 2008.

I. Results of Operations

Nine months ended September 30, 2009 versus nine months ended September 30, 2008.

General and administrative expense for the first nine months of operations in 2009 increased to $1,211,673 from $450,073 in the first nine months of 2008. The increase was attributed to acquisition cost related to M3 Lighting, Inc. operations.

Detail of general & administrative expenses:

	30-Sep-09	30-Sep-08

Advertising & promotion	$49,507	$12,088
Administration	33,680	29,442
Consulting	263,676	51,250
Impairment expense (M3)	548,792	0
Investor incentives/commissions	51,000	36,376
Professional fees	265,018	314,069
Travel	0	6,848

Total	$1,211,673	$450,073

Advertising & promotion expense was $49,507 investor and public relations.

Administration used $33,680 for corporate parent costs related to printing, office, postage, transfer agent, filing agent, and other costs.

Consulting fees of $263,676 were incurred for business advisory services.

Impairment expense in the amount of $548,792 was incurred as a result of the merger of M3 into the Company’s wholly owned subsidiary.

Investor incentives/commissions of $51,000 were incurred related to financing activities.

Professional fees of $265,018 were incurred for management advisory, legal costs, accounting, and financial modeling.

After deducting general and administrative costs, the Company experienced a loss from operations of $1,211,673 for the nine months ended September 30, 2009 compared to an operating loss of $450,073 for the same period in 2008.

Interest expense increased for the nine months ended September 30, 2009 to $6,282 compared to $0 for the same period in 2008. .

Consulting and professional fees increased approximately $150,694 to $528,694 for the nine month period ended September 30, 2009 from $365,319 for the comparative nine month period in 2008.

Net loss for the first nine months in 2009 was $577,387 or ($0.04) per share compared to a loss of $1,220,337 or ($0.02) per share for the first nine months in 2008.

Three months ended September 30, 2009 versus Three months ended September 30, 2008

General and administrative expense for the three months of operations ended September 30, 2009 increased to $714,570 from $133,031 in the three month months period ended September 30 of 2008. The increase was attributed to acquisition cost related to M3 Lighting, Inc. operations.

Interest expense increased in the three months ended September 30, 2009 to $4,185 compared to no interest for the same period in 2008.

Consulting and professional fees increased approximately $296,295 to $399,896 for the three month period ended September 30, 2009 from $103,601 for the comparative three month period in 2008.

Net loss for the three month period ended September 30, 2009 was $448,494 or ($0.02) per share compared to a gain of $456,407, or $0.08 per share for the same three month period in 2008.The gain in 2008 was due to gains from the disposal of assets.

Discussion of Financial Condition:  Liquidity and Capital Resources

At September 30, 2009 cash on hand was $116 as compared with $2,230 at December 31, 2008. All the cash was used in operations.

At September 30, 2009, the Company had working capital deficit of $352,986 compared to a working capital deficit of $547,137 at December 31, 2008.  Working capital deficit decreased mainly as a result of the disposal of assets and related debts in 2008 and 2009.

Total assets at September 30, 2009 were $20,605 as compared to $2,230 at December 31, 2008. Increase in total assets was attributable in part to acquisition of M3 Lighting, Inc.

The Company’s total stockholders’ deficit decreased from $901,798 at December 31, 2008 to $361,358 at September 30, 2009. The Stockholders’ deficit decreased $592,567 due to gains on the disposal of Firecreek Petroleum, Inc. and the acquisition of M3 Lighting Inc.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 24, 2009, Donahue Associates, LLC resigned s the Company’s independent auditor. The reports of Donahue Associates on the Company’s consolidated financial statements as of and for the periods ended December 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.  The board of directors and audit committee of the Company discussed the desire to resign with Donahue Associates and accepted the resignation.

During the Registrant's two most recent fiscal years, and any subsequent interim period preceding the resignation on November 24, 2009, there were no disagreements between the Registrant and Donahue Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Donahue Associates, would have caused him to make reference to the subject matter of the disagreement(s) in connection with his reports.

On November 24, 2009, the Registrant's board of directors resolved to retain M & K CPAs, PLLC as the sole principal independent registered accountant for the Registrant. During the two most recent fiscal years and through November 24, 2009, the Company had not consulted with M & K CPAs, PLLC regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)
The type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and none of the following was provided to the Registrant: (a) a written report, or (b) oral advice that M & K CPAs, PLLC concluded was an important factor considered by the Registrant in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors, executive officers and significant employees of the Company as of February 11, 2010 are as follows:

Name	Age	Position(s)	Position(s) Held Since
Robert S. Miller, Jr.	27	Director and Executive Vice President	2009
Michael Kocan	41	Director and President and Chief Operating Officer	2009
David H. Ray	31	Director and Executive Vice President and Treasurer	2009
Brandon D. Ray	28	Director and Executive Vice President of Finance	2009
Dennis R. Alexander	55	Director and Chief Executive Officer and Chief Financial Officer	1999
Larry W. Trapp	67	Director and Executive Vice President	2008
Michael Trapp	42	Director	2008
Melvena Alexander	76	Secretary and Comptroller, Co-Treasurer	1999
Michael D. Brown		Director	2009
Garrett Sullivan	75	Director	2009

Term for Directors: In accordance with Article 9.2 of the Company’s Bylaws: The members of the Board of Directors shall hold office until the first annual meeting of Stockholders and until their successors shall have been elected and qualified. At the first annual meeting of Stockholders and at each annual meeting thereafter the Stockholders shall elect Directors to hold office until the next succeeding annual meeting, except in the case of classification of the Directors. Each Director shall hold office for the term for which he is elected until his successor shall have been elected and qualified.  The number of the directors may be fixed from time to time by resolution duly passed by our board.  Our board has fixed the number of our directors at nine. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.

David H. Ray and Brandon D. Ray are brothers.  Dennis R. Alexander is the son of Melvena Alexander.  Michael Trapp is the son of Larry W. Trapp.

We may employ additional management personnel, as our board of directors deems necessary.  We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for our directors and executive officer is set forth below:

Dennis R. Alexander has served as Chairman, CEO, and Chief Financial Officer of the Company (EGPI) since May 21, 2009, having served as Chairman, President and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since February 10, 2007.  He served as Chairman and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007 having served as the President and Director of EGPI from May 18, 1999 to June 30, 2004.  In September 1998 he was a founder, and from January 19, 1999 through its acquisition with EGPI served as President and Director of Energy Producers Group, Inc.  From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company.  From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company.  Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services.  Mr. Alexander devotes approximately 60 to 80 hours per week minimum, and more as required, to the business of EGPI.

Michael Kocan, has served as President and Director of the Company (EGPI) and of M3 Lighting, Inc. since May 21, 2009. Since 1999 Mr. Kocan has been president and owner of Traffic & Lighting Corp. in Roswell, Georgia.  From 1997 to 1999, he was a Sales Manager at Southeastern Transportation Products in Winter Park, Florida.  Prior to that, he acted as Managing Director for United Lighting Standards in Warren, Michigan from 1995 until 1997.  Mr. Kocan graduated from Oral Roberts University with a Bachelor of Science degree in Business Management in 1991.

Robert S. Miller, Jr. has served as an Executive Vice President and Director of the Company (EGPI) and M3 Lighting, Inc., since May 21, 2009. He has been a partner in M3 since August 2007.  From March 2006 until July 2007, he was Lighting Project Manager for Power Design Resources in Atlanta, Georgia.  Mr. Miller obtained a Bachelor of Science Degree in Consumer Economics from the University of Georgia in December 2005.

David H. Ray has served as a Director and Executive Vice President and Treasurer of the Company (EGPI) and M3 Lighting, Inic. since May 21, 2009. He became a managing member of Strategic Partners Consulting, LLC in September 2008.  From June 2006 until September 2008, Mr. Ray worked as the Manager of Financial Reporting and Budgeting for Charys Holding Company, Inc., a publicly-traded company.  From May 2003 until June 2006, Mr. Ray worked at Cumulus Media, Inc. as an Accounting Manager, Senior Accountant and Staff Accountant.  Mr. Ray graduated Summa Cum Laude and received a B.S. Degree in Accounting with a concentration in Finance from North Carolina State University in May 2003.

Brandon D. Ray has served as a Director and Executive Vice President of Finance of the Company (EGPI) and M3 Lighting, Inc. since May 21, 2009. He became a managing member of Strategic Partners Consulting LLC in September 2008.  Before joining Strategic Partners, he had worked as a financial analyst and general accountant for Charys Holding Company, Inc., a publicly-traded company.  While at Charys, Mr. Ray was also responsible for the cash management and financial reporting of the Charys subsidiary Ayin Tower Management, a cellular/communication tower management group.  Mr. Ray has also gained experience in the financial/accounting industry while working as a staff accountant with Cumulus Media Inc., based in Atlanta, Georgia.  Mr Ray earned his Bachelor’s of Science degree in Business Management with a concentration in Finance from North Carolina State University in 2003.

Larry W. Trapp has served as a Director and Excutive Vice President of the Company since May 21, 2009 having been appointed as a Director, Executive Vice President, and Treasurer of EGPI on December 3, 2008.  Previously he has served in various capacities as Chief Financial Officer, Vice President, and Director through January 26, 2004 and is one of the original founders in 1998 through the acquisition processes with EGPI, serving as Director of Energy Producers Group, Inc.  Mr. Trapp earned a BS in Business Administration with emphasis in Finance from Arizona State University.  Prior business experience includes Vice President of Escrow Administration for a major Title Insurance Company where he was directly responsible for the Management and performance of 22 branches and supervised an administration staff of 125 Employees.

Michael Trapp has served as a Director of the Company since May 21, 2009 having been appointed as a Director of EGPI on December 3, 2008.  A graduate of Rice Aviation he earned honors and honed his skills as a Airframe and Power Plant licensee working in the airline industry for many years.  He recently owned his own mortgage company and is now a Senior Loan Officer for a multi-state lender in Mesa, Arizona.  His strong technical and analytical skills will be a bonus in analyzing prospective projects which will enhance EGPI’s growth and asset base.

Melvena Alexander has served as Co-Treasurer, Secretary and Comptroller of the Company (EGPI) and Firecreek Petroleum, Inc. since February 10, 2007 having served as Secretary and Comptroller of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007.  She served as Secretary since March 15, 2003 to June 30, 2004 having been Secretary and Comptroller of EGPIsince May 18, 1999.  In September 1998 she was a founder, and from January 19, 1999 through the acquisition processes with the Company served as Secretary of Energy Producers Group, Inc.  She is founder and President of Melvena Alexander CPA since 1982, which prepares financial statements and tax reports.   Mrs. Alexander graduated Arizona State University with a B.S. in Accounting, received CPA Certificate, State of Arizona.  She is a prior member of AICPA and the American Society of Women Accountants through June 2008.  Mrs. Alexander devotes a minimum of 40-60 hours per week, and more as required, to the business of EGPI.

Michael D. Brown was appointed to the Board of Directors of the Company on July 6, 2009. Mr. Brown was nominated by President George W. Bush as the first Under Secretary of Emergency Preparedness and Response (EP&R) in the newly created Department of Homeland Security in January 2003.  Mr. Brown coordinated federal disaster relief activities including implementation of the Federal Response Plan, which authorized the response and recovery operations of 26 federal agencies and departments as well as the American Red Cross.  Mr. Brown also provided oversight of the National Flood Insurance Program and the U.S. Fire Administration and initiated proactive mitigation activities. Prior to joining the Federal Emergency Management Agency, Mr. Brown practiced law in Colorado and Oklahoma, where he served as a Bar Examiner on Ethics and Professional Responsibility for the Oklahoma Supreme Court and as a Hearing Examiner for the Colorado Supreme Court.  Mr. Brown had been appointed as a Special Prosecutor in police disciplinary matters.  While attending law school, Mr. Brown was appointed by the Chairman of the Senate Finance Committee of the Oklahoma Legislature as the Finance Committee Staff Director, where he oversaw state fiscal issues.  Mr. Brown’s background in state and local government also includes serving as an Assistant City Manager with Emergency Services Oversight and as a City Councilman. Mr. Brown holds a B.A. in Public Administration/Political Science from Central State University, Oklahoma.  Mr. Brown received his J.D. from Oklahoma City University’s School of Law.  He was an Adjunct Professor of Law for Oklahoma City University.

Garrett M. Sullivan was appointed to the Board of Directors of the Company on September 10, 2009.  Over the years, Mr. Sullivan held various positions with DuPont Chemicals and UniRoyal on both national and international levels. His experience includes running a textile and paper manufacturing facility and serving as President of HT&T a hospital television and call system company owned by Philips of Holland. Mr. Sullivan served as both as President and then Vice Chairman of Applied Digital Solutions Inc. through 2001. Mr. Sullivan earned a Bachelor of Arts degree from Boston University, and an MBA from Harvard University.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on current management’s review of the copies of such forms received by it from management, the Company believes that, during the year ended December 31, 2008, its officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements. For the year ended December 31, 2009, the Company believes that its officers, directors, and greater than ten-percent beneficial owners have complied with all applicable filings.

EXECUTIVE COMPENSATION

The following tables summarize annual and long-term compensation paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers whose total annual salary and bonus compensation exceeded $100,000 who were serving as of December 31, 2009, for all services rendered to the Company and its subsidiaries during each of the last three fiscal years. The Company did not retain any employees and payments are made for services as available. The Company, through its new wholly owned subsidiary South Atlantic Traffic Corporation, employs approximately six individuals. Note: All other tables required to be reported have been omitted, as there has been no compensation awarded to, earned by or paid to any of the executives of the Company that is required to be reported other than what is stated below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)

Dennis R. Alexander 1// (*)	2009	n/a	n/a	-0-	5,450
Chairman, CEO, CFO	2008	n/a	n/a	-0-	-0-
	2007	n/a	n/a	-0-	-0-

Melvena Alexander 1/ (*)	2009	n/a	n/a	-0-	-0-
Co Treasurer, Sect. and Cmpt.	2008	n/a	n/a	-0-	-0-
	2007	n/a	n/a	-0-	-0-

1/	D.R. Alexander and Melvena Alexander have been with the Company since 1999.
(*)	Please see “Certain Relationships and Related Transactions” for additional discussion on agreements with individual consulting firms.

Employee Pension, Profit Sharing or Other Retirement Plans

The Company does not have a defined benefit, pension plan, profit sharing, or other retirement plan.

Director Compensation

As of February 4, 2000 each member of the Board of Directors, subject to approval of the Chairman and CEO, may be paid $500.00 per formal meeting plus certain expenses for out of State Directors incurred in connection with attendance at Board and Committee meetings. There are no agreements provided to Directors or individual agreements with any Director other than that presented in this paragraph, and the understanding that at minimum a traveling Director will be considered by the Chairman more favorably for reimbursement of expenses for travel and may, at the election of the Chairman, be paid $500 for attendance at a formal meeting. This determination by the Chairman to provide for either reimbursement or compensation for a formal meeting is principally to be based on the finances of the Company available at the time.

Employment Agreements

The Company does not have any employment agreements with its executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Securities by each person or group that is known by the Company to be the beneficial owner of more than five percent of its outstanding Securities, each director of the Company, each executive officer, and all directors and executive officers of the Company as a group as of February 11, 2010. Unless otherwise indicated, the company believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, where applicable.

Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Form 10-K filing, including upon the exercise of options, warrants or convertible securities. The Company determined a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this Form 10-K filing, have been exercised or converted.

The information in the following table is based on 74,666,369 shares of common stock issued and outstanding as of February 11, 2010.

		Common Stock Beneficially Owned (2)(a)			Preferred Stock Beneficially Owned (2)
Title of Class	Name and Address of Beneficial Owner (1)	Number		Percent	Number	Percent
Common	Robert S. Miller, Jr. c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	535,889	(13)	0.72	-0-	-0-
Common	Michael Kocan c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	2,457,265	(14)	3.29	-0-	-0-
Common	David H. Ray (3) c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	**1,193,401	(15)	1.60	-0-	-0-
Common	Brandon D. Ray (4) c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	**1,193,401	(16)	1.60	-0-	-0-
Common	Dennis R. Alexander (5) c/o 6564 Smoke Tree Lane Scottsdale Arizona, 85253	3,472,278	(17)	4.65	-0-	-0-
Common	Larry W. Trapp (6) c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	320,906	(18)	.43	-0-	-0-
Common	Michael Trapp (7) c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	2,000	(19)	0.003	-0-	-0-
Common	Melvena Alexander (8) c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	204,075	(20)	0.27	-0-	-0-
Preferred	Red Quartz Development, L.L.C. (9) c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	-0-		-0-	5,000	100
Common	Red Quartz Development c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	2,129,629		2.85	-0-	-0-
Common	Michael Hanlon c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	2,129,629		2.85	-0-	-0-
Common	Garrett Sulliavan c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	655,271	(21)	.88	-0-	-0-
Common	Tom Davis c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	3,276,353		4.39	-0-	-0-
Common	Amanda Corcoran c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	126,360		0.17	-0-	-0-
Common	Kelly Davis c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	272,610		.37	-0-	-0-
Common	Paddy Kelly c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	351,000		.47	-0-	-0-
Common Preferred	All directors and officers as a group (10 persons), and including other persons or groups.	24,228,077		32.45	5,000	100
Common	Strategic Partners Consulting, L.L.C. (3)(4)(10) c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	**		**	-0-	-0-
Common	Billy V. Ray Jr. (11) c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	3,000,000		4.02	-0-	-0-
Common	SATCO Sellers Group (12) c/o 3400 Peach Tree Road Suite 111 Atlanta, Georgia 30326	2,908,000		3.89	-0-	-0-

(1)
Unless otherwise indicated, the address for each of these shareholders other than (5), (6), (7), and (8) c/o EPGI Firecreek, Inc. and Energy Producers, Inc., located at 6564 Smoke Tree Lane, Scottsdale Arizona 85254, is c/o EGPI Firecreek, Inc., M3 Lighting, Inc. (M3), and or c/o SATCO Sellers Group, located at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC.
(3)
David H. Ray and Brandon D. Ray are brothers.  Messrs. David H. Ray and Brandon D. Ray each owns 1/3 of Strategic Partners Consulting, L.L.C., which owns 2,386,802 shares of our common stock.  The other 1/3 owner of Strategic Partners Consulting, L.L.C. is Lynn Myers Investments, L.L.C., a Mississippi limited liability company, having an address of 202 Ashton Place, Madison, Mississippi 39110.

(4)	See note 3, above.
(5)	Dennis R. Alexander is the son of Melvena Alexander.
(6)	Larry W. Trapp is the father of Michael Trapp.
(7)	See not 6, above.
(8)	See note 5, above.
(9)	Each share of Series C preferred stock shall have 21,200 votes on the election of our directors and for all other purposes.
(10)	See notes 3 and 4, above.
(11)	Billy V. Ray Jr. is the Father of David H. Ray and Brandon D. Ray.
(12)	SATCO Sellers Group, see first paragraph, this Item 1.01, and I. 1. (e) there under first paragraph, and elsewhere referenced herein.
(13)	Includes 535,889 shares of common stock owned directly by Mr. Robert S. Miller Jr.
(14)	Includes 2,457,265 shares of common stock owned directly by Michael Kocan.
(15)	Includes 1,193,401 shares of common stock owned indirectly, including shares with investment control, by Mr. David H. Ray.

(16)	Includes 1,193,401 shares of common stock owned indirectly, including shares with investment control, by Mr. Brandon D. Ray.

(17)	Includes 3,472,278 shares of common stock owned directly by Mr. Dennis Alexander. Of the common shares 2,500 are held by Mr. Alexander’s wife and children.
(18)	Includes 320,906 shares of common stock owned directly by Mr. Larry W. Trapp.
(19)	Includes 2,000 shares of common stock owned directly by Mike Trapp.
(20)	Includes 204,075 shares owned directly by Mrs. Melvena Alexander.
(21)	Includes 655,271 shares owned directly by Mr. Garrett Sullivan.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, approximately 41.84 percent of our outstanding common stock, along with additional votes and voting power through issuance of 5,000 shares of the EGPI Series C Preferred Stock as described in Schedule 15(p) attached to the Plan of Merger listed in our Current Report on Form 8-K, filed on May 27, 2009, as amended, incorporated herein by reference.  As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•	The operation of which may at a subsequent date result in a change in control of the registrant; or

•	With respect to the election of directors or other matters.

 (a) For all Persons in the preceding tables, and corresponding footnotes below: i) Options, warrants, and preferred stock as or if applicable, are included in calculations as to each person’s beneficial ownership position, and ii) All amounts are calculated on a post split one share for two hundred shares (1:200) reverse stock split, effective on October 8, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.

Transactions with Executive Management; Fiscal Year Ended December 31, 2009, December 31, 2008, and December 31, 2007.

Please see “EXECUTIVE COMPENSATION” section of this document related to transactions in addition to those contained in this section including, consideration and other compensation for the following named executives: Dennis R. Alexander, Chairman, CEO, and Chief Financial Officer and Director, and Melvena Alexander, Co Treasurer, Comptroller, and Secretary.

Contracts

The Company has oral and month to month contracts with various entities (owned by related parties) to provide accounting, management, and other professional services. The entities, their owners and their amounts are as follows for the fiscal year ended December 31, 2009 listed in Table 1 below, and for the fiscal years ended December 31, 2008, and December 31, 2007 listed in Table 2 below.

Table 1

		Paid	Accrued
Entity	Related Party	2009	2009

Global Media Network USA, Inc. * **	Dennis R. Alexander (1)	$20,150	$125,200
Melvena Alexander, CPA * ***	Melvena Alexander (3)	$10,000	$19,400

*Part of the amounts paid in 2009 for each of the above named Executives were for the unpaid accrual amounts due from 2008.
** For 2009, the contract amounts paid to Global Media Network USA, Inc. were in the aggregate $20,150 paid against prior year accruals. No contract amounts were charged for October 2008 through May 30, 2009. A new contract month to month subject to adjustment is being charged at the rate of $15,000 per month plus approved expenses.
*** For 2008, the contract amounts paid to Melvena Alexander CPA were in the aggregate $$10,000 against prior year accruals. No contract amounts were charged for October 2008 through May 30, 2009. A new contract month to month subject to adjustment is being charged at the rate of $4,200 per month which includes rent for provision of the Scottsdale fatalities provided, plus approved expenses.

(1)	Dennis R. Alexander, Chairman, CEO, and CFO, and is a shareholder of the Company.

(2)	Melvena Alexander, Secretary, Co Treasurer, Secretary and Comptroller, and is a shareholder of the Company.

2009 Administrative Services Agreement

Relative to the May 21, 2009 acquisition of M3 Lighting, Inc. the Company approved an Administrative Services Agreement (ASA), and amended terms thereof, with Strategic Partners Consulting, LLC (SPC),.Two of the Company’s officers and directors, and shareholders, David H. Ray, Director and Executive Vice President and Treasurer of the Company (EGPI) and M3 Lighting, Inic. since May 21, 2009 and Brandon D. Ray Director and Executive Vice President of Finance of the Company (EGPI) and M3 Lighting, Inic. are also owners and managers of SPC. Information is listed in Exhibit 10.1 to a Current Report on form 8-K, Amendment No. 1, filed on June 23, 3009. The ASA initiated on November 4, 2009, in accordance with its terms thereof, and is being currently billed at the rate of $20,833.33 per month. The ASA is current as of February 8, 2010, with $50,720 being paid to SPC to date, with a balance payable due in the amount of approximately $11,799.99 running balance owing on account.
 2009 Loans Made By Officers, Directors, Shareholders

During 2009, the Company’s President and Director and Shareholder, Michael Kocan, made loans to the Company to assist its new operations for South Atlantic Traffic Corporation. Total amount of loans made were $90,625.80. Interest due on the notes is at the rate of 6%. The Company has paid $55,000 on the notes and the remaining balance is $35,625.80 as of February 8, 2010 and are current at this date... The notes are due on demand.

Table 2

		Paid		Accrued
Entity	Related Party	2008	2007	2008	2007

Global Media Network USA, Inc. * **	Dennis R. Alexander (1)	$195,250	$89,750	$50,000	$120,250
Tirion Group, Inc.	Rupert C. Johnson (2)	-0-	7,000	43,000	43,000
Melvena Alexander, CPA * ***	Melvena Alexander (3)	$108,875	$59,250	$-0-	$43,875
DLM Asset Management, Inc.	Dermot McAtamney (4)	33,535	55,200	-0-	3,300

*Part of the amounts paid in 2008 for each of the above named Executives were for the unpaid accrual amounts due from 2007.
** For 2008, the contract amounts paid to Global Media Network USA, Inc. were in the aggregate $112,500. An additional $82,750 was paid against prior year accruals.
*** For 2008, the contract amounts paid to Melvena Alexander CPA were in the aggregate $65,000. An additional $43,875 was paid against prior year accruals.

(1)	Dennis R. Alexander, Chairman and CFO, and is a shareholder of the Company.

(2)	Rupert C. Johnson, a Director through June 9, 2008, and a Co- shareholder of the Company.

(3)	Melvena Alexander, Secretary and Comptroller, and is a shareholder of the Company.

(4)	Dermot McAtamney, a Director, Executive Vice President, Co Treasurer through June 9, 2008, and is a shareholder of the Company.

Related Party Transaction(s) Involving Acquisition and Issuances of Shares both preferred and common to Dennis R. Alexander, c/o the Company’s address at 6564 Smoke Tree Lane, Scottsdale Arizona 85253.

Related Party Transaction(s) Involving Issuance of Shares both preferred and common, promissory notes, and convertible debentures as of December 31, 2007, with Dutchess Private Equities Fund, Ltd. (“Dutchess” or ”DPEF”), Douglas Leighton (“Leighton”) and Michael Novielli (“Novielli”, together with DPEF and Leighton, “Dutchess”) each with a business address of 50 Commonwealth Avenue, Suite #2, Boston, MA 02116.  Messrs. Leighton and Novielli are the Directors of DPEF.

Information required under this section can be found in previously filed documents:

Note: As reported by Mr. Alexander, the Company’s Chairman, Principle Executive Officer, and CFO, please see information contained in Form 13-D filed December 5, 2008, see Note (1) and in a Current Report on Form 8-K filed December 3, 2008 see Note (3).

Note: As reported by Dutchess please also see information contained in Form 13-D filed December 8, 2008, in a Current Report on Form 8-K filed December 3, 2008, see Note (3) in Current Reports on Form 8-K filed on March 27, 2007, June 19, 2007, and January 7, 2008, respectively see Note (4), and including information prior contained in Form 13-D filed on January 29, 2008 see Note (2).

Note (1)

As of the date of event which required filing of a statement on Schedule 13D on December 3, 2008, Mr. Alexander paid approximately $2,335.22 to purchase 2,335,215 shares of common stock, and 100,000 shares of Sub Series C-3 of Series C preferred stock (convertible into 1,000,000 shares of common stock) of the Company. No other funds or other consideration were used in making such purchases. Dennis R Alexander acquired beneficial ownership of the shares of common stock for investment purposes. As of December 3, 2008, Dennis R. Alexander beneficially owned 3,472,278 shares of common stock, consisting of 2,472,278 shares of common stock and Sub Series C-3 of Series C preferred stock convertible into 1,000,000 shares of common stock. Not reflected are 10,000 shares of common restricted stock under presently exercisable stock options which may be purchased by Mr. Alexander. Of the common shares 2,500 are held by Mr. Alexander’s wife and children.  The Company’s securities owned by Mr. Alexander as of December 3, 2008 represented approximately 58.81% of the issued and outstanding shares of the Company’s common stock.   Except as described herein and as previously disclosed in EGPI Firecreek’s United States Securities and Exchange Commission filings, in the sixty days prior to December 3, 2008, the Date of the event requiring the filing of this Statement, Dennis R. Alexander did not engage in any transactions involving the Company’s common stock.

Note (2)

As of the date of event which required filing of a statement on Schedule 13D on December 3, 2008, Dutchess used approximately $2,100,000 of its working capital to purchase 903,213,667 shares of common stock of EGPI Firecreek, Inc. and as an inducement for its past investments. No other funds or other consideration were used in making such purchases. In addition to the Common Stock described herein, Dutchess owns a promissory note in the principal face amount of $47,564.78 bearing interest at 12% per annum with the full amount of principal and interest due on or before May 18, 2008. Dutchess sold beneficial ownership of the shares of Common Stock to which this Statement relates for investment purposes.

As of December 3, 2008, DPEF owned 1,180,854 shares of EGPI Firecreek, Inc., common stock.  The EGPI Firecreek securities owned by Dutchess as of December 3, 2008 represented approximately 20% of the issued and outstanding shares of EGPI Firecreek common stock.  As of December 3, 2008, Leighton and Novielli had shared voting and dispositive power of each of the 1,180,854 shares of EGPI Firecreek common stock beneficially owned by Dutchess.  Except as described herein and as previously disclosed in EGPI Firecreek’s United States Securities and Exchange Commission filings, in the sixty days prior to December 3, 2008, the Date of the Event requiring the filing of this Statement, Dutchess did not engage in any transactions involving EGPI Firecreek common stock.

Note (3)
Settlement Agreement

On October 30, 2008, the Company disclosed on Current Report on Form 8-K that Mr. Dennis Alexander and Ms. Melvena Alexander (collectively, the “Alexanders”) resigned from their respective positions with the Company. In light of certain events surrounding the resignations, the Company and the Alexanders entered into a Settlement and Release Agreement in order to resolve their disputes (the “Settlement”). Pursuant to the Settlement, the parties agreed to the following: (i) that EGPI shall not challenge or delay the repossession through foreclosure of any collateral by Dutchess; (ii) That upon repossession by Dutchess of all EGPI assets, the $9,304,962 debt to Dutchess claimed in the Notice of Default and all obligations of EGPI to Dutchess under the Loan Agreements and Notice of Default shall be deemed fully satisfied, (iii) the Company issued a promissory note in favor of Dutchess Private Equities Fund, Ltd. (“Dutchess”) in the principal face amount of $47,564.78, in consideration of certain rights described below, bearing interest at the rate of 12% per annum and providing for monthly interest only payments for a period of six (6) months all due on or before June 2, 2009; (iv) Dutchess shall sell to Dennis Alexander or nominee for par value, of $0.001 per share all 100,000 shares of EGPI Preferred stock and 2.335,215 shares of EGPI common stock currently held by Dutchess such that Dutchess will retain 1,180,854 common shares representing a twenty percent (20%) equity interest in EGPI; and (v) The Company and Dutchess released one another from claims of any kind and nature in both law and equity.

In addition, the Company and Dutchess entered into that certain Oil and Gas Property Participation and Rights Agreement (“Participation Agreement”) whereby Dutchess granted EGPI, under certain circumstances a right of first refusal, as provided in Section VIII of that certain participation agreement between Success Oil Co. and EGPI and its wholly-owned subsidiary, Firecreek Petroleum, Inc., dated January 3, 2007;

On December 3, 2008, the Company received resignations from each of Douglas Leighton, Michael Novielli, Theodore Smith, and Douglas D’Agata as members of the Company’s board of directors, effective immediately. None of the resignation letters submitted to the Company by these individuals referenced any disagreement with the Company on any matter relating to the Company’s operations, policies and practices. Further, on December 3, 2008, Mr. Douglas D’Agata resigned as the Company’s authorized officer effective immediately.

On December 3, 2008, Mr. Dennis Alexander was re-appointed to the Board of Directors of the Company and as the Chief Executive Officer and Chief Financial Officer. Further, on December 3, 2008, the following individuals were elected to the following positions:

Larry W. Trapp	67	Director, Executive Vice President, and Co-Treasurer
Mike Trapp	42	Director
Melvena Alexander	74	Secretary, Comptroller, and Co-Treasurer

Note (4)

On March 27 and December 26 of 2007, the Company issued to Dutchess two convertible debentures, one with a face value of $140,000 and the other with a face amount $500,000, to pay an incentive fee to the holder of the equity credit line. The debentures became convertible at the date of the issuances and mature in March 27, 2012 and December 26, 2014, respectively. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering and the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities. For terms of the debentures please see information furnished in our Current Reports and Exhibits thereto on Form 8-K filed on March 29, 2007 and January 7, 2008, respectively.

On June 11, 2007 the Company issued to Dutchess a debenture in the face amount of $2,000,000 for acquisitions and working capital. The Debenture bears interest at 12% per annum and matures on June 11, 2014. For terms of the debenture please see information furnished in our Current Report on Form 8-K, and Exhibits thereto filed on Jun 11, 2007.

On December 26, 2007, EGPI Firecreek, Inc. the Company issued to Dutchess a debenture in the face amount of $2,100,000. The Debenture bears interest at 12% per annum and matures on December 26, 2014. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering and the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities. For terms of the debenture please see information furnished in our Current Report on Form 8-K, and Exhibits thereto filed on January 7, 2008.

Unsecured, Demand Note Payable to John R. Taylor, President and Director, for loans made to Firecreek Petroleum, Inc. Total for the note is $316,483 at December 31, 2004. The note is current at March 31, 2005, and thereafter reduced to $59,531 at December 31, 2005. Additional loans were incurred in Q1 2006 totaling $15,162, and in Q2 2006 totaling $15,934. The additional loans carry 6% interest rates. Total balance owed including interest at the rate of 6% is $108,027 at December 31, 2006. The note is current at March 31, 2007, 2008, and as of February 5, 2009 has been paid down $51,750. The balance of the note is due on demand. On May 18, 2009, the Company retired this debt in full with the spinoff of Firecreek Petroleum, Inc. via an Agreement for the Exchange of Common Stock, which included all the debt held in the subsidiary. Please see our Current Report on Form 8-K filed on May 20, 2009, incorporated herein by reference.

Unsecured, Demand Note Payable to George B. Faulder IV, former Vice-President and Director, for loans made to Firecreek Petroleum. Total for the note is $59,389 at December 31, 2005. Additional loans were incurred in Q1 2006 totaling $19,189, and in Q2 2006 $3,862. The additional loans carry 6% interest rates. Total balance owed including interest at the rate of 6% is $68,084 at December 31, 2006. The note is current at March 31, 2007, 2008, and 2009. The note is due on demand. On May 18, 2009, the Company retired this debt in full with the spinoff of Firecreek Petroleum, Inc. via an Agreement for the Exchange of Common Stock, which included all the debt held in the subsidiary. Please see our Current Report on Form 8-K filed on May 20, 2009, incorporated herein by reference.

In May 2005, the Company’s wholly-owned subsidiary, Firecreek Petroleum headquartered at 6777 Camp Bowie Blvd S-215, Ft. Worth, TX 76116, became the lessee of office space in Fort Worth, Texas. The lease is for 24 months from June 1, 2005 through May 31, 2007. The offices were closed by Firecreek Petroleum, Inc. approximately March 31, 2006 and were then moved to the Parent Company offices in Scottsdale Arizona. On July 9, 2008, the Company and Firecreek Petroleum, having legally disputed the lease with Hickman Investments, Ltd., entered a Settlement Agreement with Hickman, effective July 1, 2008, to resolve all disputes relating to the Lawsuit (the “Settlement”), which concluded the disputed litigation. For further information please see Current Report on Form 8-K, as amended, filed on July 10, 2008, incorporated herein by reference.

The Chief Executive Officer and shareholder of the Company provided corporate office space through 2007 and 2008 at no charge. There was no further agreement in place to pay for the premises. Through May 31, 2009 the premises continued to be provided free of charge. As of June 1, 2009 the Secretary, Comptroller, and shareholder of the Company charges $1400 per month, contracted quarterly, for approximately 1431 square feet being utilized for our Southwest headquarters located at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253. In the event that our facilities in Scottsdale should, for any reason, become unavailable, we believe that alternative facilities are available at competitive rates.

As of May 22, 2009 our headquarters for the Company’s Eastern based operations and M3 are located at 3400 Peachtree Road, Suite 111 Atlanta, Georgia 30326, and are presently being provided on a co sharing basis free of charge by officers and shareholders of the Company. The approximate 1,000 square foot premises continue to be provided free of charge as of January 15, 2010. Prior to the acquisition by the Company, in 2008, the M3 relocated its headquarters to co-locate it with that of a company related by common ownership and management. Under this arrangement, the M3 received office space and support in addition to shared management in exchange for management fees paid to the related company. Management fees paid to the related company for these services totaled $20,453 during the year ended December 31, 2008. The Company paid a sales commission of $2,031 to a non-employee stockholder/director during the year ended December 31, 2008. In the event that our facilities in Atlanta should, for any reason, become unavailable, we believe that alternative facilities are available at reasonable rates.

Our wholly owned subsidiary operations for the SATCO headquarters are located at 2295 Towne Lake Pkwy. Suite 116 PMB 305Woodstock, GA 30189, with additional satellite offices in offices in Cocoa, FL / Englewood, FL / Woodstock, GA / Charlotte, NC. and Fayetteville N.C. The Company has non-cancelable operating leases, primarily for office space and certain office equipment. The operating leases generally contain renewal options for periods ranging from three months to two years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases was approximately $65,840 and $59,478 for the years ended December 31, 2008 and 2007, respectively.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2008 are as follows:

Year Ended December 31,	Amount
2009	$68,728
2010	19,504
2011	2,073
2012	488
Thereafter	-
$90,793

PART II   - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the registrant relating to the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

SEC registration fee	$2,172.52
Blue sky fees and expenses	2,000.00
Printing and engraving expenses	6,000.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Transfer agent and registrar’s fees and expenses	3,000.00
Miscellaneous expense	1,000.00
Total	$49,172.52

Item 14.  Indemnification of Directors and Officers.

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)
Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, the registrant has issued unregistered securities to the persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the registrant believes that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.  All recipients had adequate access, though their relationships with the registrant, to information about the registrant.

Required information has been furnished in current Report on Form 8-K filings and other reports, as amended, during the period covered by this Report and additionally as listed and following:

(*) (**) On February 5, 2010, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following entity for financial advisory services retainer.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Jessup and Lamont Securities Corporation (1)	2/5/10	500,000	Financial Advisory Services Retainer	$17,000
650 Fifth Avenue, 3rd floor
New York, NY 10019

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $17,000 of the financing proceeds in the immediately preceding table was used primarily for retainer related to financial advisory services.

(1)	Jesup Lamont Securities Corporation is a shareholder, and is not an affiliate, director, or an officer of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

(****) The terms of engagement include provisions for the restricted retainer shares to have standard “piggy back” rights for registration purposes.

(*) (**) On February 3, 2010, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following entity for document and preparation fees.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Kodiak Capital Group, LLC, (1)	2/3/10	1,800,000	Document and Preparation	$61,200
One Columbus Place, 25th Floor			Fees
New York, NY 10019

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $61,200 of the financing proceeds in the immediately preceding table was used primarily for document and preparation fees.

(1)	Kodiak Capital Group, LLC is a shareholder, and is not an affiliate, director, or an officer of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

On January 15, 2009, the Company entered into an Agreement for a direct financial obligation or an off balance sheet financing arrangement with the Company, and other parties in behalf of providing the deposit necessary towards the Company’s acquisition of SOUTHWEST SIGNAL, INC. in an amount of $1,000,000.00 (net of $925,000.00 less origination fee thereon) through the issuance and sale to St. George Investments, LLC, an Illinois limited liability company, of a secured promissory note and a convertible promissory note (the “Financing”). The terms of the Financing are reflected in i) a Note Purchase Agreement ii) a Secured Promissory Note, iii) a Convertible Promissory Note, iv) a Letter of Credit, v) a Registration Rights Agreement, and vi) a Funding and Letter of Credit Agreement, and all other agreements, instruments and documents being or to be executed and delivered thereon. Approximately 2,000,000 shares of the Company’s Common Stock are issuable according to the Registration Rights Agreement, and further in behalf of a conversion of the form of (callable) secured convertible promissory notes in the amount of $86,000, subject to terms, including terms of default, and further adjustments thereon, and having such mandatory registration rights held by St. George Investments, LLC.  The Conversion Price of the notes shall be determined by dividing (a) the Conversion Amount by (b) seventy five percent (75%) of the lower of (i) $0.08 per share, or (ii) the average volume-weighted average price (the “VWAP”) for the three business days with the lowest average VWAP of the twenty trading days immediately preceding the date set forth in a Conversion Notice (the lower of the foregoing, the Conversion Price”).  For further information please see information and exhibits furnished in our Current report on form 8-K, as amended, filed with the SEC on January 22, and February 8, 2010, respectively.

I.  (*)(**) On January 12, 2010, by majority consent of the Board of Directors, the Registrant approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for and behalf of consideration as follows:

			Type of	Fair Market Value of
Name and Address (***)	Date	Share Amount	Consideration	Consideration
Thomas J. Davis (1)	12/14/2009	595,238	Working Capital	$25,000.00
99 Hawley Street Suite 216			SATCO Subsidiary
Binghamton, Ny 13901

Judd A. Heredos (1)	1/4/2010	416,800	Working Capital	$12,504.00
1060 Beckingham Drive			SATCO Subsidiary
St. Augustine, FL 32092

Mehrdad Tabrizi (1)	12/30/2009	238,095	Working Capital	$10,000.00
4500 Columns Drive			SATCO Subsidiary
Marietta, GA 30067

Herbert Jackenthal (1)	12/14/2009	33,334	Working Capital	$1,000.00
37 St. James Drive			SATCO Subsidiary
Palm Beach Gardens, FL 33418

Geoffrey Peirce Sullivan (1)	12/30/2009	50,000	Working Capital	$1,500.00
33 St. James Drive			SATCO Subsidiary
Palm Beach Gardens, FL 33418

(*) Issuances are approved, subject to such persons agreeing in writing to i) comply with applicable securities laws and regulations and make required disclosures; and ii) be solely and entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $50,004 worth of common stock in the immediately preceding table was used primarily in consideration of working capital requirements for the Company’s wholly owned subsidiary South Atlantic Traffic Corporation (SATCO).

(1) The above named individuals are not affiliates, directors, or officers of the Registrant.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

II. (*) (**) On January 12, 2010, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for extension of financial obligations rendered and legal and advisory services rendered to the Company, respectively.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Thomas J. Richards (1) c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/1/09	300,000	For extension of financial obligation due dates rendered to the Company	$25,500

Michael Brenner (2) C/O Michael Brenner, Attorney At Law 314 Clematis Street Suite 200 West Palm Beach, Florida 33401	1/12/10	600,000	Legal & Advisory Services rendered to the Company	$33,000

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $58,500 of the financing proceeds in the immediately preceding table was used primarily for extension of financial terms and other consideration , and legal and advisory services rendered to the Company, respectively.

(1)	Mr. Thomas J. Richards is a shareholder, and is not an affiliate, director, or an officer of the Company.
(2)	Mr. Michael Brenner is a shareholder, and is not an affiliate, director, or an officer of the Company.

 (***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

On December 22, 2009, the Company issued and sold an aggregate of $150,000 principal amount 6 month convertible promissory notes bearing interest at a minimum rate of approximately 20% per annum, subject to provisions and adjustments, and cash and or cashless warrants to purchase an aggregate of 6,000,000 shares of its underlying common stock to three Lenders. The Notes and accrued but unpaid interest thereon are convertible at the option of the Lenders into shares of the Company’s common stock. The three Lenders / Investors each purchased a $50,000 Note together in the aggregate $150,000, the total amount. The Notes may not be prepaid in whole or in part, at any time, without the prior written consent of the Lenders.  Upon written demand by Lenders at any time after June 22, 2010, the Company shall pay Lenders One Hundred Ten percent (110%) of the value of the Notes unless otherwise converted pursuant to a default. Upon a default the Lenders each have rights including, i) to accelerate the maturity of the Notes and demand immediate payment in full, ii) exercise all legally available rights and privileges including the provision that without any further action on the part of Lender, interest will thereafter accrue at the rate equal to the lesser of 36% per annum or the highest rate permitted by applicable law, per annum (the “Default Rate”), until all outstanding principal, interest and fees are repaid in full by Borrower, iii) to convert the outstanding principal and interest of this Note into fully-paid and nonassessable shares of Borrower’s Common Stock at a 50% discount to average “Fair Market Value” (the “Conversion Rate”) at the time of Conversion.  “Fair Market Value” on a date shall be the average of the daily closing prices for the five (5) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security are listed, or (b) if quoted on NASDAQ or any similar system, and other methods determined in accordance with the terms and provisions of the Notes between the Company and Lenders. Regarding the cash and or cashless Warrants, each of the three Lenders received Warrants to purchase 1,000,000 shares of the Company’s common stock at $1.00 per share exercise price for the underlying common shares, and each of the three Lenders each also received Warrants to purchase 1,000,000 shares of the Company’s common stock at $1.25 per share exercise price relative to the underlying common shares. Terms for all of the Warrants include immediate vesting on the issue date and expire three (3) years thereafter. The Warrants may be exercised by payment of cash or by shares of the Company’s common stock, or any combination of both.

I.  (*)(**) On December 18, 2009, by majority consent of the Board of Directors, the Registrant approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for and behalf of consideration for the Acquisition of Sierra Pipeline, LLC membership interests.

Name	Date	Share Amount(****)	Type of Consideration	Fair Market Value of Consideration

Don Tyner and Nancy Tyner, JTWROS (***)(****)/(1) 9807 Highridge Drive Las Vegas, Nevada 89134	12/18/09 to be effective 1/4/2010	2,000,000	In consideration of Acquisition of Sierra Pipeline, LLC Membership Interests	$160,000

Steven Antebi (***)(****)/(2) 10550 Fontenelle Way, Los Angeles, California, 90077	12/18/09	500,000	In consideration of Acquisition of Sierra Pipeline, LLC Membership Interests	$40,000

(*) Issuances are approved, subject to such persons agreeing in writing to i) comply with applicable securities laws and regulations and make required disclosures; and ii) be solely and entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $200,000 worth of common stock in the immediately preceding table was used primarily in consideration of Acquisition of Sierra Pipeline, LLC Membership Interests.

(1)	Don Tyner and Nancy Tyner, JTWROS, are not currently affiliates, directors, or officers of the Registrant.
(2)	Steven Antebi provides other Business Consulting and advisory services, and is not currently a director, or officer of the Registrant..

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

(****) The shares are to be included for registration in a registration statement on a best efforts basis by the Registrant in accordance with the terms of agreement.

II.  (*)(**) On December 18, 2009, by majority consent of the Board of Directors, the Registrant approved the following issuances of its restricted common stock, par value $0.001 per share, to the following person for services rendered.

Name	Date	Share Amount(****)	Type of Consideration	Fair Market Value of Consideration

Steven Antebi (***)(****)(1) 10550 Fontenelle Way, Los Angeles, California, 90077	12/18/06	3,400,000	Consultant/Advisory	$272,000
THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE (***)(****)/(2) 10550 Fontenelle Way, Los Angeles, California, 90077	12/18/09	600,000	Consultant/Advisory (Steven Antebi)	$48,000

(*) Issuances are approved, subject to such persons agreeing in writing to i) comply with applicable securities laws and regulations and make required disclosures; and ii) be solely and entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $320,000 worth of common stock in the immediately preceding table was used primarily in consideration of services rendered to the Company.

(1)	Steven Antebi provides other Business Consulting and advisory services, and is not currently a director, or officer of the Registrant.
(2)
THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE, are per directive of Steven Antebi, which provides Business Consulting and advisory services, and is not currently a director or officer of the Registrant.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

(****) The shares are to be included for registration in a registration statement on a best efforts basis by the Registrant in accordance with the terms of agreement.

(*) (**) On December 18, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons in behalf of loans made to the Company’s wholly owned subsidiary Southwest Atlantic Traffic, Inc. (SATCO).

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration

Kelly Davis (1)	12/18/2009	100,000	Grant of Shares in behalf	$9,000
1389 Village Park Drive NE			Of Loans Made to SATCO
Atlanta, GA 30319

Michael Kocan (2)	12/18/2009	100,000	Grant of Shares in behalf	$9,000
1200 Northcliff Trace			Of Loans Made to SATCO
Roswell, GA 30076

Robert S. Miller Jr. (3)	12/18/2009	100,000	Grant of Shares in behalf	$9,000
718 Peachtree Hills Circle			Of Loans Made to SATCO
Atlanta, GA 30305

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $27,000 of the financing proceeds in the immediately preceding table was used primarily for a grant of shares in behalf of lans made to the Company’s wholly owned subsidiary South Atlantic Traffic, Inc. (SATCO).

(1)	Kelly Davis. is a shareholder, and not an officer or director or an affiliate of the Company.
(2)	Michael Kocan is a shareholder, and is an Officer and Director of the Company.
(3)	Robert S. Miller Jr. is a shareholder, and is an Officer and Director of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

I  (*) (**) On November 13, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following person or entity for document and preparation fees.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Ryan Hodson, (1)	11/13/09	600,000	Document and Preparation Fees	$40,800
One Columbus Place, 25th Floor
New York, NY 10019

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $40,800 of the financing proceeds in the immediately preceding table was used primarily for document and preparation fees.

(1)	Ryan Hodson (nominee of Kodiak Capital Group, LLC) is a shareholder, and is not an affiliate, director, or an officer of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

II  (*) (**) On November 13, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following person or entity for document and preparation fees.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration

Vincent & Rees, L..C. (1)	11/13/2009	140,000	Legal and Advisory Services	$9,520
175 S. Main Street, 15th Floor
Salt Lake City, UT 84111

Callie Tempest Jones (2)	11/13/2009	20,000	Legal and Advisory Services	$1,360
175 S. Main Street, 15th Floor
Salt Lake City, UT 84111

Chase Chandler (3)	11/13/2009	20,000	Legal and Advisory Services	$1,360
175 S. Main Street, 15th Floor
Salt Lake City, UT 84111

Lisa Demmons (4)	11/13/2009	20,000	Legal and Advisory Services	$1,360
175 S. Main Street, 15th Floor
Salt Lake City, UT 84111

Michael Kocan (5)	11/13/2009	297,357	Exch for Cancellation of	$20,220
1200 Northcliff Trace			Debt Owed
Roswell, GA 30076

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $33,820  of the financing proceeds in the immediately preceding table was used primarily for legal and advisory services, and exchange for cancellation of debt owed, respectively.

(1)	Vincent & Rees L.P. is a shareholder, and provides legal and advisory services to the Company. Vincent and Rees L.P. is not an affiliate of the Company.
(2)
Callie Tempest Jones is with the firm Vincent & Rees L.P. and provides legal and advisory services to the Company. Mrs. Jones is a shareholder, and is not an affiliate, officer, or director of the Company.

(3)	Chase Chandler is with the firm Vincent & Rees L.P. and provides legal and advisory services to the Company. Mr. Chandler is a shareholder and is not an affiliate, officer, or director of the Company.
(4)	Lisa Demmons is with the firm Vincent & Rees L.P. and provides legal and advisory services to the Company. Mrs. Demmons is a shareholder, and is not an affiliate, officer, or director of the Company.
(5)	Michael Kocan is a shareholder, and an Officer and Director of the Company.

 (***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

On November 4, 2009, the Company entered into a Stock Purchase Agreement (the "Agreement") by and among itself, Bob Joyner, a Florida resident ("Joyner"), Stewart Hall, a North Carolina resident ("Hall"), Hunter Intelligent Traffic Systems, LLC, a Georgia limited liability company located at 1021 Golf Estates Drive, Woodstock Georgia 30189 (“Hunter”) and together with Joyner and Hall, hereinafter sometimes referred to individually as a "Seller" and collectively as, (the "Sellers"), and South Atlantic Traffic Corporation, a Florida corporation located at 2295 Towne Lake Pkwy., Suite 116 PMB 305, Woodstock, Georgia, 30189 ( “SATCO”), (the Sellers, the Purchaser, the Corporation collectively referred to as the "Parties"), and whereas the Registrant shall acquire all of the outstanding stock and interests held in SATCO from the Sellers.

As a result of the Merger, and further, subject to adjustment as described in Item 1.01 of our Current Report on Form 8-K filed with the SEC on November 12, 2009, the SATCO Stockholders received, in exchange for all of their SATCO Common Stock, the aggregate total of 2,908,000 shares of the EGPI Common Stock subject to adjustment and therein the Agreement and further as listed in the above stated Current Report on Form 8-K.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  All of the SATCO Stockholders hold their securities for investment purposes without a view to distribution and had access to information concerning EGPI and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of the shares of EGPI Common Stock.  Our securities were issued only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

(*) (**) On October 1, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following person for Investor and Public Relations Services for the Company.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Wakabayashi Fund, L.L.C. (1)	10/1/09	1,500,000	Investor / Public Relations	$127,500
4-13-20 Mita Minato-Ku			services
Tokyo, Japan 108-0073

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $127,500 of the financing proceeds in the immediately preceding table was used primarily for Investor and Public Relations Services for the Company.

(1)	Wakabayashi Fund, L.L.C. is a shareholder of the Company, and is not acting as a director, or officer of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

(*) (**) On September 17, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following person for extension of financial obligations rendered (see Items 1.01 and 2.03 above.)

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Thomas J. Richards (1) c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	9/17/09	300,000	For extension of financial obligation due dates rendered to the Company	$42,000

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $42,000 of the financing proceeds in the immediately preceding table was used primarily for extension of financial terms and other consideration rendered to the Company.

(1)	Mr. Thomas J. Richards is a shareholder, and is not an affiliate, director, or an officer of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

(*) (**) On July 29, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for advisory services rendered.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
CST Group, Inc. (1) c/o Trump Palace 18101 Collins Avenue Unit #4401 Sunny Isles Beach, Florida 33160	7/29/09	238,680	For services rendered to the Company or M3 Lighting, Inc.	$16,708

Joseph Gourlay (2) 20000 E. Country Club Drive Miami, Florida Apt. #410	7/29/09	238,681	For services rendered to the Company or M3 Lighting, Inc.	$16,708

(*) Issuances are approved, subject to such persons being entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $33,416 of the financing proceeds in the immediately preceding table was used primarily in consideration of services rendered to the Company and/or M3 Lighting, Inc. (“M3”).

(1)	Per directive of Mr. Stuart Siller to CST Group, Inc., a shareholder/advisor of the Company.

(2)	Mr. Joseph Gourlay, is a shareholder/advisor of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

On May 21, 2009, the Company, Asian Ventures Corp., a Nevada corporation (its wholly owned “Subsidiary”), M3 Lighting, Inc., a Nevada corporation (“M3”), and Strategic Partners Consulting, L.L.C., a Georgia limited liability company (“Strategic Partners”) executed and closed a Plan and Agreement of Triangular Merger (the “Plan of Merger”), whereby M3 merged into the Subsidiary, a wholly-owned subsidiary of the Company (the “Merger”).  As a result of the Merger, the stockholders of M3 (the “M3 Stockholders”) and Strategic Partners received 14,210,809 shares of the common stock of the registrant, no par value per share (the “EGPI Common Stock”) in exchange for all of their listed in our Current Report on Form 8-K, as amended, filed with the SEC on May 27, 2009.

Following the Effective Date, the Company had approximately 23,868,015 shares of the EGPI Common Stock issued and outstanding, owned as follows: (a) 9,547,206 shares owned by the EGPI Stockholders; (b) 11,934,007 shares owned by the M3 Stockholders, subject to adjustment as described in our Current Report on Form 8-K, as amended, filed with the SEC on May 27, 2009, and its sub paragraph five of Para.13. listed under Item 2.01 Completion of Acquisition or Disposition of Assets, therein and elsewhere in that Report; and (c) 2,386,802 shares owned by Strategic Partners as described also therein the above stated Report.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  All of the M3 Stockholders and Strategic Partners took their securities for investment purposes without a view to distribution and had access to information concerning EGPI and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of the shares of EGPI Common Stock and the EGPI Series C Preferred Stock.  Our securities were issued only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.
__________________________

I.  (*) (**) On February 8, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for services rendered.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Jeffrey M. Proper c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	2/8/09	250,000	For services rendered to the Company or FPI	$15,000

Thomas J. Richards c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	2/8/09	390,000	For services rendered to the Company or FPI	$23,400

Larry W. Trapp c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	2/8/09	300,000	For services rendered to the Company or FPI	$18,000

Melvena Alexander c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	2/8/09	180,000	For services rendered to the Company or FPI	$10,800

Joanne M. Sylvanus c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	2/8/09	275,000	For services rendered to the Company or FPI	$16,500

Clifton Onolfo c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	2/8/09	150,000	For services rendered to the Company or FPI	$9,000

(*) Issuances are approved, subject to such persons being entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $92,700 of the financing proceeds in the immediately preceding table was used primarily in consideration of services rendered to the Company and/or Firecreek Petroleum, Inc. (“FPI”).

(1)	Mr. Jeffrey M. Proper, Esq., for legal advisory and consulting services; Mr. Proper is a shareholder.
(2)	Mr. Thomas J. Richards, for business and consulting and advisory services; Mr. Richards is a shareholder and an advisor of the Company.
(3)
Mr. Larry W. Trapp, for business and consulting and advisory services; He is a shareholder, an officer, (Executive Vice President, and Co-Treasurer) and director of the Company and Firecreek Petroleum, Inc.

(4)	Melvena Alexander, for day to day operational services and business provisions; Mrs. Alexander is a shareholder, and an officer (Secretary, Comptroller, and Co Treasurer) of the Company.
(5)	Joanne M. Sylvanus provides accounting and advisory services to the Company and FPI, and is a shareholder of the Company.
(6)
Mr. Cliff Onolfo, Miami Florida, for business and financial advisory services; He is a shareholder and advisor of the Company. The shares are to be held at the Company offices to be released as additional financial success fee compensation. The shares to be returned to Company Treasury if there is no performance completed within 90 days of the date of this Resolution.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.
__________________________

II. (*) (**) On February 5, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for services rendered.

Name and Address (***)	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Joseph M. Vazquez III 5324 Pine Tree Drive Miami Beach, FL. 33140	2/5/09	340,000	For services rendered	$20,400

David M. Rees 175 E. 400 South, Suite 2000 Salt Lake City, Utah 84111	2/5/09	300,000	For services rendered	$18,000

Callie Tempest Jones 175 E. 400 South, Suite 2000 Salt Lake City, Utah 84111	2/5/09	25,000	For services rendered	$1,500

Chase Chandler 175 E. 400 South, Suite 2000 Salt Lake City, Utah 84111	2/5/09	15,000	For services rendered	$900

(*) Issuances are approved, subject to such persons being entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $40,800 of the financing proceeds in the immediately preceding table was used primarily in consideration of services rendered to the Company and/or Firecreek Petroleum, Inc. (“FPI”).

(1)	(****) Mr. Joseph M. Vazquez for legal advisory and consulting services, and is a shareholder of the Company.
(2)	Mr. David M. Rees for legal engagement and advisory services with the firm Vincent & Rees. Mr. Rees is a shareholder of the Company.
(3)	Mrs. Callie Tempest Jones for legal engagement and advisory services with the firm Vincent & Rees, Mrs. Jones is a shareholder of the company.
(4)	Mr. Chase Chandler for legal engagement and advisory services with the firm Vincent & Rees. Mr. Chandler is a shareholder of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.
__________________________

On February 1, 2009, the Company entered into an Advisory Service Agreement with Joseph M. Vazquez pertaining to advising corporate management, strategic planning, corporate development and forecasting, marketing, structuring investor relations programs, contract negotiations and performing general administrative duties. The term of the Agreement is for twelve (12) months ("Initial Term") which shall automatically be renewed for an additional twelve (12) month period, unless terminated upon prior notice within thirty (30) days before the end of initial term. Pursuant to the Agreement, the Company shall pay $7,500 to Mr. Vazquez for initial set up and travel costs and first months retainer rendered in connection with engagement, and 340,000 restricted shares of common stock. Thereafter, the Company shall pay $5,000 per month during the remaining months of the Initial Term of the Agreement. Further, the Company shall also issue to Mr. Vasquez three year warrants to purchase 500,000 shares at $1.00 per share. Per the terms of the Agreement, Beneficial ownership is not to exceed 4.99%.

A copy of the Advisory Services Agreement is attached as Exhibit 10.33 to a Report on Form 10-K, as amended, filed with the SEC on April 14, 2009.
__________________________

On March 27 and December 26 of 2007, the Company issued to Dutchess two convertible debentures one with a face value of $140,000 and the other with a face amount $500,000, to pay an incentive fee to the holder of the equity credit line. The debentures became convertible at the date of the issuances and mature in March 27, 2012 and December 26, 2014, respectively. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities. For terms of the debentures please see information furnished in our Current Reports and Exhibits thereto on Form 8-K filed on March 29, 2007 and January 7, 2008, respectively, incorporated herein by reference.

On June 11, 2007 the Company issued to Dutchess a debenture in the face amount of $2,000,000 for acquisitions and working capital. The Debenture bears interest at 12% per annum and matures on June 11, 2014. For terms of the debenture please see information furnished in our Current Report on Form 8-K, and Exhibits thereto filed on Jun 11, 2007, incorporated herein by reference.

On December 26, 2007, EGPI Firecreek, Inc. the Company issued to Dutchess a debenture in the face amount of $2,100,000. The Debenture bears interest at 12% per annum and matures on December 26, 2014. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities. For terms of the debenture please see information furnished in our Current Report on Form 8-K, and Exhibits thereto filed on January 7, 2008, incorporated herein by reference.

On April 21 and June 29 of 2006, the Company issued to Dutchess convertible debentures with a face value of $171,875 and $300,000 respectively, to pay an incentive fee to the holder of the equity credit line. The debentures became convertible at the date of the issuances and mature in April and June of 2011. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities. For terms of the debentures please see information furnished in Exhibit “A” to each of Exhibits 99.1 and 99.2 to our Current Reports on Form 8-K filed on April 27, 2006 and June 7, 2006, respectively, incorporated herein by reference.

On November 14 and December 15 of 2005, the Company issued to Dutchess convertible debentures with a face value of $375,000 and $82,500, respectively, to pay an incentive fee to the holder of the equity credit line. The debentures became convertible at the date of the issuances and mature in November and December 2010. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities. For terms of the debentures please see information furnished in Exhibit “A” to each of Exhibits 10.3, and 99.1 to our Current Reports on Form 8-K filed on November and December 16, 2005, respectively, incorporated herein by reference.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference.

Exhibit Number	Description of Exhibit
2.1
Agreement for the Exchange of Common Stock, dated December 12, 2003 (relating to the acquisition of International Group Holdings, Inc.) (filed as exhibit 2.1 to the Current Report on Form 8-K dated December 1, 2003, filed December 15, 2003 and incorporated herein by reference).

2.2
Agreement for the Exchange of Common Stock, dated June 29, 2004 (relating to acquisition of Firecreek Petroleum, Inc.) (filed as exhibit 2.1 to Current Report on form 8-K dated June 24, 2004, filed July 15, 2004 and incorporated herein by reference).

3.1
Articles of Amendment to Articles of Incorporation of EGPI Firecreek, Inc. (filed as Exhibit 99.1 to Current Report on Form 8-K dated Feb. 15, 2005, filed February 22, 2005 and incorporated herein by reference). *

3.2	Correction of Articles of Amendment to Articles of Incorporation of EGPI Firecreek Inc., filed with the Nevada Secretary of State on May 12, 2005.

3.3	Amended By-Laws of Registrant, dated July 1, 2004 (filed as exhibit 2.2 to Current Report on Form 8-K dated June 4, 2004, filed July 15, 2004, and incorporated herein by reference).

5.1	Consent of Donahue Associates, LLC dated as of February 11, 2010 filed as an Exhibit to the S-1/A Amendment #1filed February 18, 2010.

5.2	Opinion Letter of Vincent & Rees filed as an Exhibit to the S-1/A Amendment #1filed February 18, 2010.

10.1
Securities Purchase Agreement dated May 18, 2005, between the Company and Tirion Group, Inc. (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference).

10.2	Registration Rights Agreement dated May 18, 2005, between the Company and Tirion Group, Inc. (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated by reference).

10.3
Intellectual Property Security Agreement dated May 2, 2005, by and between the Company and AJW Partners and its affiliates (filed as an Exhibit on Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.4
Guaranty and Pledge Agreement dated May 2, 2005, between the Company, Greg Fryett, CEO of the Company, and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.5
Security Agreement dated May 2, 2005, between the Company and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.6	Form of Callable Secured Convertible Note to AJW Partners LLC, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.7	Form of Callable Secured Convertible Note to AJW Offshore Limited, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.8	Form of Callable Secured Convertible Note to AJW Qualified Partners, LLC, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for quarter ended March 31, 2005 and incorporated herein by reference).

10.9
Form of Callable Secured Convertible Note to New Millenium Capital Partners II, LLC, dated May 2, 2005, (filed as an Exhibit to Form 10-QSB for quarter ended March 31, 2005 and incorporated herein by reference).

10.10	Final Voting Agreement of EGPI Firecreek (filed as exhibit 99.3 to Current Report on Form 8-K dated April 5, 2005, filed April 7, 2005 and incorporated herein by reference).

10.11	Form of Stock Purchase Warrant issued to AJW Partners LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.12	Form of Stock Purchase Warrant issued to AJW Offshore Limited, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.13	Form of Stock Purchase Warrant issued to AJW Qualified Partners, LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.14	Form of Stock Purchase Warrant to New Millenium Capital Partners II, LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.15
Fee Protector Agreement, dated June 14, 2005, by and between the Company and DLM Asset Management, Inc. (filed as an Exhibit to the Current Report on Form 8-K/A dated June 20, 2005 and incorporated herein by reference).

10.16	Repurchase Agreement dated May 31, 2005, by and between the Company and AJW Partners (filed as an Exhibit to the Current Report on Form 8-K/A dated June 2, 2005 and incorporated herein by reference).

10.17	Callable Secured Convertible Note, dated May 18, 2005 issued to Tirion Group (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference).

10.18	Stock Purchase Warrant, dated May 18, 2005 issued to Tirion Group (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference).

10.19	Standard Office Lease between the Company and Camp Bowie Centre (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference).

10.20
Securities Purchase Agreement, dated May 2, 2005, between the Company and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.21
Registration Rights Agreement, dated May 2, 2005, between the Company and AJW Partners and Affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.22
Investment Agreement, dated as of June 28, 2005, by and between the Company and Dutchess Private Equities Fund, II, LP (filed as Exhibit 10.22 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).

10.23
Registration Rights Agreement, dated as of June 28, 2005, by and between the Company and Dutchess Private Equities Fund, II, L.P. (filed as Exhibit 10.23 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).

10.24
Placement Agent Agreement, dated June 28, 2005, by and between the Company, U.S. Euro Securities and Dutchess Equities Fund II L.P. (filed as Exhibit 10.24 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).

10.25
Extension and Amendment of Corporate Advisory Agreement between the Company and Steven Antebi; dated June 13, 2005 (Replaces incorrect exhibit previously filed.) (filed as Exhibit 10.25 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).

10.26
Amendment to Investment Agreement, dated August 23, 2005 by and between the Company and Dutchess Private Equities Fund, II, LP (filed as Exhibit 10.26 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).

10.27
Amendment to Registration Rights Agreement, dated as of August 23, 2005, by and between the Company and Dutchess Private Equities Fund, II, L.P. (filed as Exhibit 10.27 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).

10.28
Extension and Amendment of Certain Provisions of Corporate Advisory Agreement between the Company and Steven Antebi, dated January 30, 2006 (filed as Exhibit 10.1 to Current Report on Form 8-K filed February 3, 2006 and incorporated herein by reference).

10.29
Warrant Certificate containing revised terms of previously issued warrant issued to Steven Antebi, dated July 12, 2005 (filed as Exhibit 10.4 to Current Report on Form 8-K filed on February 3, 2006 and incorporated herein by reference).

10.30
Business Relationship Letter Agreement between the Company, Firecreek, and The Sahara Group (filed on Exhibit 10.30 with the Report on Form 10-KSB filed on April 14, 2006 and incorporated herein by reference).

10.31	Annual Report on Form 10-KSB, filed on April 12, 2005, and incorporated herein by reference.

10.32
Oil and Gas Participation and Rights Agreement (the ”Participation Agreement”) between the Company and Dutchess Private Equities Fund, Ltd. dated December 3, 2008 (filed on Exhibit 10.32 with the Report on Form 10-K filed on April 14, 2009 and incorporated herein by reference).

10.33
Advisory Services Agreement between EGPI Firecreek, Inc. and Joseph M. Vasquez, dated February 1, 2009 (filed on Exhibit 10.33 with the Report on Form 10-K filed on April 14, 2009 and incorporated herein by reference).

10.34
Promissory Note Agreement between EGPI Firecreek, Inc. and Dutchess Private Equities Fund, Ltd., (filed on Exhibit 10.34 with the Report on Form 10-K filed on April 14, 2009 and incorporated herein by reference).

10.35	Current Report on Form 8-K, filed on December 3, 2008, incorporated herein by reference

21	Updated List of Subsidiaries filed as an Exhibit to the S-1/A Amendment #1filed February 18, 2010.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)          To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, and City of Atlanta, State of Georgia, on February 11, 2010.

EGPI FIRECREEK, INC.

By:	/S/ Dennis R Alexander
Name: Dennis R. Alexander
Title: Chief Executive Officer and Chairman of the Board of Directors, CFO

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/S/ Dennis R Alexander	Chief Executive Officer and Chairman of	February 11, 2010
Dennis R Alexander	the Board of Directors, CFO

/S/ Michael Kocan	Director and President	February 11, 2010
Michael Kocan	And Chief Operating Officer

/s/Robert S. Miller Jr.	Director and	February 11, 2010
Executive Vice President,

s/sDavid H. Ray Jr.	Director and Executive Vice President	February 11, 2010
David H. Ray Jr.	And Treasurer

/s/Brandon D. Ray Jr.	Director and	February 11, 2010
Brandon D. Ray Jr.	Executive Vice President of Finance

s/sLarry W. Trapp	Director and	February 11, 2010
Larry W. Trapp	Executive Vice President

/s/Michael Trapp	Director	February 11, 2010
Michael Trapp

/s/Garrett Sullivan	Director	February 11, 2010
Garrett Sullivan

s/sMichael D. Brown	Director	February 11, 2010
Michael D. Brown

s/sMelvena Alexander	Secretary and Comptroller	February 11, 2010
Melvena Alexander	And Co-Treasurer